UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SCM MICROSYSTEMS, INC.

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SCM MICROSYSTEMS, INC.

d/b/a IDENTIVE GROUP

NOTICE OF

2010 ANNUAL MEETING OF STOCKHOLDERS

June 16, 2010

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of SCM Microsystems, Inc. d/b/a Identive Group (the “Company”), a Delaware corporation, to be held on June 16, 2010, at 10:00 a.m., local time, at the offices of Greenberg Traurig, LLP, One International Place, Boston, Massachusetts 02110, for the following purposes:

1.	To elect one Class III director to serve until the expiration of the term of the Class III director or until his successor is duly elected and qualified or until he is removed or resigns;

2.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 60,000,000 to 110,000,000 shares;

3.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to change the name of the Company from “SCM Microsystems, Inc.” to “Identive Group, Inc.”;

4.	To approve the Company’s 2010 Bonus and Incentive Plan;

5.	To ratify the appointment of Deloitte & Touche GmbH as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors of the Company recommends that you vote “FOR” the approval of each of the proposals outlined above and as more fully described in the accompanying proxy statement.

Only stockholders of record at the close of business on May 14, 2010 (the “Record Date”) are entitled to notice of and to vote at the 2010 Annual Meeting of Stockholders and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the U.S. headquarters of the Company.

All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the Annual Meeting, please carefully read the accompanying Proxy Statement. Regardless of whether you plan to attend the Annual Meeting, please vote your shares as soon as possible so that your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card that was mailed to you. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors of SCM Microsystems, Inc. d/b/a Identive Group

Melvin Denton-Thompson Chief Financial Officer and Secretary

Ismaning, Germany

May [    ], 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 16, 2010. The proxy materials relating to the Annual Meeting, including the proxy statement and proxy card, are available at no cost on our websites at www.scmmicro.com or www.identive-group.com.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD THAT WAS MAILED TO YOU. THANK YOU FOR ACTING PROMPTLY. If you plan to attend to attend the Annual Meeting and need directions to the location of the meeting, please telephone (949) 553-4251.

SCM MICROSYSTEMS, INC.

d/b/a/ IDENTIVE GROUP

PROXY STATEMENT

FOR

2010 ANNUAL MEETING OF STOCKHOLDERS

June 16, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of the Company is furnishing this Proxy Statement to you in connection with the solicitation of proxies for use at our 2010 Annual Meeting of Stockholders to be held on June 16, 2010, at 10:00 a.m., local time, at the offices of Greenberg Traurig LLP, One International Place, Boston, Massachusetts 02110, or any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of our 2010 Annual Meeting of Stockholders.

These proxy solicitation materials are first being mailed on or about [May 19], 2010 to all our stockholders entitled to notice of and to vote at the Annual Meeting.

Record Date

Our Board of Directors has fixed the close of business on May 14, 2010 as the Record Date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Shares Outstanding

As of April 15, 2010 and the record date, we had issued and outstanding 43,034,782 shares of Common Stock, par value $0.001 per share. In the U.S., our Common Stock is listed on the NASDAQ Global Market (symbol: “INVE”) and on the regulated market (Prime Standard) of the Frankfurt Stock Exchange (symbol: “INV”).

Voting Rights

Each stockholder of record on the record date will be entitled to one vote per share of Common Stock held on the Record Date on all matters submitted for consideration of, and to be voted upon by, the stockholders at the Annual Meeting. The election of directors shall be determined by a plurality of the votes cast: each stockholder will be entitled to vote for one nominee to our Board of Directors, and the nominee with the greatest number of votes will be elected to the Board of Directors. No stockholder will be entitled to cumulative votes at the Annual Meeting for the election of any members of our Board of Directors. The proposals to increase the number of shares of Common Stock authorized and the proposal to change the name of the Company require the affirmative vote of the holders of a majority of the outstanding Common Stock. The proposal to approve our 2010 Bonus and Incentive Plan and the proposal to ratify the appointment of Deloitte & Touche GmbH as our independent registered public accountants for the fiscal year ending December 31, 2010 require a majority of the votes cast.

Voting Procedures

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring your proxy card or vote using the ballot provided at the meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of shares held in street name. Because a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote those shares at the meeting. If you wish to attend the Annual Meeting and vote in person, you will need to contact your broker, bank or nominee to obtain a legal proxy.

If any stockholder is unable to attend the Annual Meeting, the stockholder may vote by proxy as follows:

•	Internet. A stockholder can submit a proxy over the Internet by following the instructions provided in the Notice or on the separate proxy card.

•	Telephone. A stockholder can submit a proxy over the telephone by following the instructions provided on the separate proxy card.

•	Mail. A stockholder can submit a proxy by mail by completing, signing and returning the separate proxy card in the prepaid and addressed envelope included with the proxy materials.

You are urged to specify your choices on the proxy submitted by Internet, telephone or mail. If you are a stockholder of record and you submit a proxy, whether in person, by mail, by telephone or over the Internet, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted “FOR” all proposals, and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on your behalf on matters to be considered at the meeting.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is one-third (1/3) of the shares of our Common Stock issued and outstanding as of the Record Date. Shares voted “FOR,” “AGAINST” or “WITHHELD” from a matter voted upon by the stockholders at the Annual Meeting will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business, and will also be treated as shares “represented and voting” at the Annual Meeting with respect to any such matter.

Abstentions and broker non-votes are each included in determining the number of shares present and voting at the Annual Meeting for purposes of determining the presence or absence of a quorum, and each is tabulated separately. Abstentions with respect to any matter other than the election of directors (Proposal 1) will be treated as shares present or represented by proxy and entitled to vote on that matter and will thus have the same effect as negative votes. Under recent rule changes, the election of directors is no longer a “routine” matter as to which brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions. Because the Company has a plurality voting standard, however, broker non-votes will not affect the outcome of the vote on this proposal.

If shares are not voted by the bank, broker or other financial institution which is the record holder of the shares and which does not receive voting instructions from the beneficial owners of those shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares, or “broker non-votes,” are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained with respect to Proposals 2, 3, and 4.

Vote Required

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

The approval of amendments to the Certificate of Incorporation that would increase the number of shares of Common Stock authorized and change the name of the Company from “SCM Microsystems, Inc.” to “Identive Group, Inc.” requires the affirmative vote of a majority of the outstanding shares of Common Stock.

The approval of our 2010 Bonus and Incentive Plan and to ratify the appointment of Deloitte & Touche GmbH as our independent registered public accountants for the fiscal year ending December 31, 2010 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

The cost of soliciting proxies will be borne by us. We may reimburse brokerage firms, banks and other persons representing the beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, officers or regular employees without additional compensation.

Revocability of Proxies

Your proxy is revocable at any time before it is voted at the Annual Meeting either by delivering to us a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you have executed and returned a proxy and are present in person at the Annual Meeting and wish to vote at the Annual Meeting, you may elect to do so by notifying the Inspector of Elections, thereby suspending the power of the proxy holders to vote the proxy previously delivered by you. Attendance at the Annual Meeting, however, will not by itself revoke a proxy previously delivered to us.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or Exchange Act.

Through our websites, www.scmmicro.com or www.identive-group.com, we make available free of charge all of our SEC filings, including our proxy statements (including this Proxy Statement), our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 Reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Section 13(a), 15(d), or 16 of the Exchange Act.

We will also provide, without charge to each stockholder of record as of the record date, copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, this Proxy Statement, and the related Proxy Card. Requests for copies may be made in writing directed to our executive offices at 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, attn: Investor Relations, or by telephone at (949) 553-4251, or by e-mailing us at ir@scmmicro.com.

Stockholder Proposals for 2011 Annual Meeting of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals for inclusion in our proxy materials for the 2011 Annual Meeting must be received at Identive Group, 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, Attention: Secretary, by January 19, 2011, before we begin to print and send our proxy materials for the 2011 Annual Meeting.

In addition, our bylaws establish an advance notice procedure with regard to nominations for the election of directors and business proposals to be brought before an annual meeting of stockholders by any stockholder (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). Such a proposal will be considered at the 2011 Annual Meeting if we receive notice of such proposal at Identive Group, Inc., 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, Attention: Secretary, not later than the close of business on the tenth day following the day on which notice of the date of the 2011 Annual Meeting is mailed or public disclosure is made. A stockholder’s notice to the Secretary must set forth as to each matter (other than with notices regarding nominations for the election of directors) the stockholder proposes to bring before the 2011 Annual Meeting: (i) a brief description of the business desired to be brought before the 2011 Annual Meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. For a description of the notice requirements regarding nominations for the election of directors, see the section entitled “Policy for Director Recommendations and Nominations” below.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTOR

Our Board of Directors is divided into three director classes with staggered three-year terms. Currently there are seven directors and no vacancies on the Board of Directors. Three directors serve in Class I (whose terms expire at the 2011 Annual Meeting), three directors serve in Class II (whose terms expire at the 2012 Annual Meeting) and one director serves in Class III (whose term expires at the 2010 Annual Meeting).

The director elected at the Annual Meeting of Stockholders will serve for a term ending on the date of the third annual meeting after his election when his successor has been elected and duly qualified or upon the date of his earlier resignation or removal. Stockholders may not cumulate votes in the election of directors.

Set forth below is information about directors nominated for election at the Annual Meeting and each of the other incumbent directors:

Name	Age(1)	Position	Director Since
CLASS I DIRECTORS
Steven Humphreys	49	Director	1996
Dr. Hans Liebler	41	Director	2008
Daniel S. Wenzel	32	Director	2010

CLASS II DIRECTORS
Ayman S. Ashour	50	Chief Executive Officer and Chairman of the Board	2010
Lawrence Midland	68	Executive Vice President and Director	2009
Simon Turner	58	Director	2000

CLASS III DIRECTORS
Felix Marx	43	Chief Operating Officer and Director	2007

(1)	Ages shown are as of April 30, 2010

NOMINEES

The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has proposed, that Felix Marx be elected as a Class III director at the Annual Meeting. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for Mr. Marx, who currently serves as a Class III director of the Company. In the event that Mr. Marx is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holders named in the enclosed proxy will be voted for any nominee who is subsequently designated by the Board of Directors to fill the vacancy. We do not expect, however, Mr. Marx will decline to serve as a director at the Annual Meeting, as he has agreed to serve if elected.

BUSINESS EXPERIENCE OF DIRECTORS

Class III Directors Nominated for Election at the 2010 Meeting

Felix Marx has served as Chief Operating Officer since March 1, 2010 and has served as a director of the Company since October 2007. Mr. Marx joined the Company as Chief Executive Officer in October 2007. Previously, from 2003 to November 2007, Mr. Marx held a variety of management positions with NXP Semiconductors, a specialty semiconductor manufacturer for the smart card industry. Most recently, he served as General Manager of NXP’s Near Field Communication business. Prior to this, Mr. Marx served as General Manager of NXP’s Contactless & Embedded Security business. From 2002 to 2003, Mr. Marx was a business consultant with Team Training Austria. Prior to this, he worked for several years in the data and voice networking sector, where he held various sales, marketing, product management and business line management positions with companies including Global One Telecommunications and Ericsson. He holds a bachelor’s degree in engineering from the Technical Academy in Vienna, a postgraduate degree in Business Administration of the University of Commerce in Vienna and a Master of Advanced Studies in Knowledge Management from Danube University in Austria. Mr. Marx brings to the Board significant experience with the technologies, market drivers and industry participants in the contactless reader market as a result of his years at NXP and as CEO of the Company.

Class I Directors Whose Terms Expire in 2011

Steven Humphreys has served as a director of the Company since July 1996 and as Chairman of the Board of Directors from April 2000 to March 2007, a position he also held from July 1996 to December 1996. Mr. Humphreys also has served as an executive officer of the Company, as President from July 1996 to December 1996 and as President and Chief Executive Officer from December 1996 to April 2000. Since October 2008, Mr. Humphreys has served as Chief Executive Officer and President of Kleer Corporation, a maker of wire audio technology. From October 2001 to October 2003, he served as Chairman of the Board and Chief Executive Officer of ActivCard Corporation (now called ActivIdentity), a provider of digital identity solutions, for which he has served as a director since March 2008. Previously, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. Prior to Caere, he spent ten years with General Electric Company in a variety of positions. Since October 2003, Mr. Humphreys also has served as Chairman of Robotic Innovations International, Inc., an acquirer and developer of technologies for broad-based applications of robotics, service automation and automated companion devices. Currently, Mr. Humphreys also serves as a director of HeadThere, Inc., a communications robotics device company, and Ready Solar, Inc., a provider of standardized residential solar systems. He also is a director of several privately held companies and a limited partner and advisor to several venture capital firms. Additionally, Mr. Humphreys was elected to the school board of the Portola Valley Public School District in 2007, and has served on the board of Summit Preparatory Public Charter High School since 2003. Mr. Humphreys holds a B.S. degree from Yale University and M.S. and M.B.A. degrees from Stanford University. He brings his experience as an executive officer at several technology companies and his knowledge of the U.S. investment markets to the Board.

Dr. Hans Liebler has served as a director of the Company since June 2008. Since July 2006, Dr. Liebler has served as a partner of Lincoln Vale European Partners, an investment management company that he co-founded which is focused on strategic long-term investments in European small- and mid-cap companies, and which is currently the second largest stockholder of the Company. Currently, he also serves on the investment committee of Lincoln Vale. From September 2002 to July 2006, Dr. Liebler managed an investment fund he had conceived for Allianz AG, applying a private equity approach to European publicly listed companies. Previous to this, from September 1996 to September 2002, he worked as a management consultant for McKinsey & Company, initially in the company’s Madrid and New York offices and subsequently as co-leader of McKinsey’s German Corporate Finance practice. From 1993 to 1995, Dr. Liebler was an investment banker for S.G. Warburg in London. Since 1998, Dr. Liebler has also served as an adjunct professor at the European Business School in Germany. He holds a Master’s degree in Business Administration from the University of Munich in Germany and a Ph.D in Finance from the University of St. Gallen in Switzerland. Mr. Liebler’s experience as a professional investment manager provides the Board with financial expertise and an investor’s perspective.

Daniel S. Wenzel. Daniel Wenzel has served as a director of the Company since January 2010. He was appointed to the Board of Directors following the completion of the Company’s business combination with Bluehill ID. He is a founding partner of Bluehill ID and previously served on the board of directors of Bluehill ID since the company’s founding in March 2007. Mr. Wenzel has served since September 2005 as a partner at Mountain Partners AG, a German-Swiss investment group that he co-founded in September 2005 and for which he is responsible for strategic direction and expansion. Mountain Partners AG currently is the largest single stockholder of the Company. Previously, Mr. Wenzel was Chief of Staff responsible for all strategy projects and merger and acquisition transactions and financing at ACG AG from 2001 to September 2005, during which time he successfully achieved the spin-off and the sale of the most important division of the technology group. Prior to this, he worked with Dresdner Bank Latin America in 1998, BNP Paribas in 1999 and Bain & Company in 2000. Currently Mr. Wenzel also serves on the board of several European investment firms, including Mountain Super Angel AG, BH Capital Management AG, Illimani Holding AG, Rosenberg Venture AG, Cleantech Invest AG, Taishan Invest AG, and in the last five years has also served on the board of Wildspitz Immobilien AG, Mountain Cleantech AG, Omnis Mundi AG, Taishan Capital Management AG and TCC Trans Clinic Consultants GmbH. Mr. Wenzel completed his studies at the WHU, Otto Beisheim Graduate School of Business Management, the Helsinki School of Economics, Finland and the Universidad Adolfo Ibañez, Chile, where he obtained a master’s degree (Diplom- Kaufmann) in business administration. Because of his experience as an investment professional, Mr. Wenzel brings significant knowledge of the capital markets and technology trends to the Board.

Class II Directors Whose Terms Expire in 2012

Ayman S. Ashour. Ayman Ashour has served as Chief Executive Officer and Chairman of the Board of Directors since March 1, 2010. He joined the Company as Executive Chairman of the Board in January 2010 following the completion of the Company’s business combination with Bluehill ID AG (“Bluehill ID”), a Swiss technology firm that he founded in March 2007 and for which he served as CEO and President of the Board of Directors, responsible for executing Bluehill ID’s acquisition growth strategy, until the combination with the Company. Prior to this, from July 2000 to December 2009 Mr. Ashour was the founder and Principal of Newton International Management, a strategy consulting firm focused on the security and identification technology industry, where he provided strategy consulting to business clients. From February 2001 to October 2005, Mr. Ashour was a consultant and later COO and CEO of the Identification Technology business of ASSA ABLOY AB, where he was responsible for the worldwide development of one of the largest and most successful RFID companies, comprised of well known brands such as Sokymat, HID and Indala. From 1997 to 2000, he served as Divisional Managing Director, Williams Plc in the Asia Pacific region where he was responsible for Chubb Security, Kidde & Yale brands and managed the global operations of Guardforce International and the Chubb Physical Security Group. From 1990 to 1997, Mr. Ashour was with Williams Plc, where he served as Marketing Director of Kidde Group, Senior Vice President of Kidde-Fenwal, Inc. and as President of Kidde Fire Fighting, Inc. Mr. Ashour holds a bachelor’s degree in Electronic and Electrical Engineering from the University of Manchester in the U.K. He serves on the Board of Directors of Advanced Digital Security Solutions Inc and BH Capital Management AG, which is the third largest stockholder of the Company. In addition, Mr. Ashour is currently a partner in the following private companies, each based in Newton, Massachusetts: Newton International Management, LLC., Trade-3, LLC. and tSecu LLC; as well as Verifier Security, based in Florida. He is currently an Adjunct Lecturer for the MBA program at the Sawyer Business School at Suffolk University in Boston. Mr. Ashour’s brings to the Board his many years of experience in the RFID and secure ID industry and his intimate knowledge of the day to day operations of the Company.

Lawrence W. Midland has served as a director of the Company since May 2009. He was appointed to the Board of Directors and as an Executive Vice President of the Company and President of the Hirsch subsidiary following the completion of the merger of the Company and Hirsch. Previously, Mr. Midland was President of Hirsch Electronics Corporation, which he co-founded in August 1981, and for which he served as a director. Mr. Midland became President and Chairman of the Board of Hirsch in March 1986 and held those positions continuously until the completion of the merger. Mr. Midland previously served as president of several companies which were all sold profitably, including Retirement Inns of America, Pension Properties Trust, a California REIT, and Pension Administrative Services. Previously Mr. Midland also held various sales positions in investment related activities following his employment as a field engineer with Shell Oil Company. He holds a B.S. degree in Physics (With Distinction) from the University of Oklahoma and an M.B.A. degree from Pepperdine University. Mr. Midland brings an intimate understanding of the Hirsch business and the overall U.S. government market to the Board.

Simon Turner has served as a director of the Company since July 2000. Since his retirement from DSG international plc in December 2008, Mr. Turner has provided consultancy services to large retail companies, including PC manufacturer ACER Group. From January 2006 to December 2008, Mr. Turner served as Group Sourcing Director for consumer electronic retailer DSG international plc. From January 2002 to January 2006, Mr. Turner was Managing Director of the PC World Group of DSG, responsible for operations at PC World, PC World Business and Genesis Communications in the UK and PC City in Europe. From February 1999 to January 2002, Mr. Turner was Managing Director of PC World, a large UK reseller of PCs and PC-related equipment. From December 1996 to February 1999, Mr. Turner was Managing Director of Philips Consumer Electronics, UK and Ireland. Prior to that, he also served as Senior Vice President of Philips Media, Commercial Director of Belling and Company and Group Marketing Manager at Philips Consumer Electronics. Since October 2007, Mr. Turner also has served as a non-executive director of Yorkshire Building Society, the UK’s third largest member-owned savings and loan institution, and since June 2009 he has served as a director of Net Retail B.V. Mr. Turner holds a B.S. degree from the University of Surrey. Mr. Turner’s background in management with large technology retailers provides the Board with financial expertise and insight into the global retail sales environment.

To our knowledge, there are no family relationships between any of our directors and any other of our directors or executive officers.

Director Independence

Our Board of Directors has reviewed the independence of each of our directors and each director nominee and considered whether any director or nominee has had a material relationship with the Company or our management that could compromise his ability to exercise independent judgment in carrying out his duties and responsibilities. As a result of this review, our Board of Directors affirmatively determined that each non-employee director nominee and all of our non-employee directors are independent under the corporate governance standards of the Marketplace Rules of the NASDAQ Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the determination of independence of Daniel S. Wenzel, the Board of Directors considered Mr. Wenzel’s relationship with the Company’s largest stockholder, Mountain Partners AG, of which Mr. Wenzel is a co-founder and partner. The Board of Directors determined that such relationship would not compromise Mr. Wenzel’s ability to exercise independent judgment in carrying out his duties and responsibilities. In agreeing to serve as a member of our Board of Directors, Mr. Wenzel must act independently of Mountain Partners AG in discharging his fiduciary duties to stockholders of the Company and also is obligated not to disclose to Mountain Partners AG or use for his own benefit any confidential information that he may obtain during his service on the Board of Directors. Mr. Wenzel disclaims shared voting or dispositive power over any securities held by Mountain Partners AG.

In connection with the determination of independence of Dr. Hans Liebler, the Board of Directors considered Dr. Liebler’s relationship with one of the Company’s largest stockholders, Lincoln Vale European Partners, of which Dr. Liebler is a founder and member of the investment committee. The Board of Directors determined that such relationship would not compromise Dr. Liebler’s ability to exercise independent judgment in carrying out his duties and responsibilities. In agreeing to serve as a member of our Board of Directors, Dr. Liebler must act independently of Lincoln Vale European Partners in discharging his fiduciary duties to stockholders of the Company and also is obligated not to disclose to Lincoln Vale European Partners or use for his own benefit any confidential information that he may obtain during his service on the Board of directors. Dr. Liebler disclaims shared voting or dispositive power over any securities held by the fund.

BOARD MEETINGS AND COMMITTEES

Board Leadership Structure

In accordance with the Company’s Bylaws, the Board of Directors elects all officers of the Company, including our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. Currently, Ayman S. Ashour serves as the Company’s Chairman and Chief Executive Officer of the Company. The Board of Directors believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy and provides an effective leadership model for the Company. In light of the active involvement by all independent directors, the Board of Directors has not specified a lead independent director at this time. The Board of Directors believes that the current structure of the Board of Directors is appropriate to effectively manage the affairs of the Company and the best interests of the Company’s stockholders.

The Board of Directors’ Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Board Meeting Attendance

Our Board of Directors held ten meetings in 2009, of which nine were physical meetings and one was a telephonic meeting. During 2009, we had four standing committees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Strategic Advisory Committee. Each current committee, with the exception of the Strategic Advisory Committee, has a written charter which is available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com and www.identive-group.com. The Strategic Advisory Committee has not yet met and has not yet adopted a charter. The Board of Directors may choose to amend its committee charters from time to time. All members of our Board committees are appointed by the Board of Directors and are non-employee directors. From time to time the Board of Directors may choose to create additional committees. Each of our directors attended at least 75% of the meetings of the Board of Directors and applicable committee meetings during 2009, except for Mr. Turner, who attended 65% of the Board of Directors and applicable committee meetings.

During each physical Board of Directors’ meeting and additionally as needed, our independent directors meet without Company management present to address any issues they determine to be appropriate.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications between our stockholders and our Board of Directors, stockholders may communicate with the Board of Directors by sending an email to ir@scmmicro.com or by writing to the Board of Directors at: Identive Group, Inc., 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, Attention: Investor Relations. The Investor Relations staff will forward such communication to the Board of Directors or to any individual director or directors to whom the communication is directed as applicable, if the communication is relevant to the Company’s business and financial operations, policies or corporate philosophy. If the communication is unduly hostile, threatening, illegal or similarly inappropriate, or advertisements, solicitations for periodicals or other subscriptions, and other similar communications are received, the Investor Relations staff has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Stockholder Meetings

We do not have a policy regarding director attendance at stockholder meetings. One director attended the 2009 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors currently has Audit, Compensation, Nominating and Strategic Advisory Committees. All members of these committees are appointed by the Board of Directors and are non-employee directors. From time to time the Board of Directors may choose to create additional committees.

The following table sets forth the current composition of our standing Board committees:

Name of Director	Audit Committee	Compensation Committee	Nominating Committee	Strategic Advisory Committee
Steven Humphreys	Member	Member		Chair
Dr. Hans Liebler		Chair		Member
Simon Turner	Chair		Member	Member
Daniel Wenzel	Member	Member	Chair

Audit Committee. The Audit Committee of our Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Internal Audit and Sarbanes-Oxley Compliance personnel of the Company report directly to the Audit Committee. Currently, the Audit Committee consists of Messrs. Humphreys, Turner and Wenzel. Mr. Turner has served as Chairman of the Audit Committee since April 2004.

Our Board of Directors has determined that each member of the Audit Committee is an “independent director” within the standards of the Marketplace Rules of the NASDAQ Stock Market and the requirements set forth in Rule 10A-3(b)(1) under the Exchange Act. Our Board of Directors has further determined that at least two members of the Audit Committee, Steven Humphreys and Simon Turner, are “financial experts” as defined by Item 407(d)(5) of Regulation S-K in the Exchange Act. The Audit Committee held four physical meetings and three telephonic meetings during 2009.

In discharging its duties, our Audit Committee, among its other duties:

•

Recommends to the Board of Directors the selection of the independent auditors and their compensation, evaluates the independent auditors and, where appropriate, recommends the replacement of the independent auditors;

•

Meets with management and the independent auditors to review and discuss the annual financial statements and the report of the independent auditors thereon and, to the extent the independent auditors or management brings any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information;

•	Meets quarterly with management and the independent auditors to review and discuss the quarterly financial statements;

•

Meets at least quarterly with the Auditors in order to ensure sufficient independence is maintained from management and to provide the opportunity for the auditors to brief the members of the Audit Committee in confidence;

•	Reviews significant changes to our accounting principles and practices proposed by the independent auditors or management;

•	Meets with management and the independent auditors to review and discuss reports on the adequacy and effectiveness of our internal controls;

•	Meets annually with management to review the risk assessment of the Company prepared by Management; and

•	Reviews all related party transactions and approved interested parties in such transactions.

See “Report of the Audit Committee of the Board of Directors” below for more information.

Compensation Committee. The Compensation Committee has responsibility for and authority to (i) review and approve corporate goals and objectives relevant to chief executive officer compensation, evaluate the chief executive officer’s performance in light of those goals and objectives, and set the chief executive officer’s compensation level based on this evaluation; (ii) develop, review and approve compensation policies and practices applicable to the Company’s officers who are deemed to be “executive officers” of the Company for SEC reporting purposes, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition of benefits; (iii) make recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based compensation plans; (iv) review the compensation and benefits offered to non-employee directors and recommend changes to the Board of Directors as appropriate; and (v) administer and evaluate the Company’s incentive, equity-based and other executive compensation programs, including approving guidelines, making grants and awards and establishing annual award levels for employee stock options, units, restricted shares and other incentive and equity-based awards under such programs, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating eligible participants and imposing limitations and conditions on grants or awards.

The Compensation Committee is authorized to delegate any portion of its authority to subcommittees. Currently, the Compensation Committee consists of Messrs. Humphreys, Liebler and Wenzel, and Mr. Liebler serves as Chairman. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the SEC and NASDAQ Stock Market, Inc. director independence standards. The Compensation Committee held four physical meetings during 2009.

Nominating Committee. The Nominating Committee assists in identifying individuals qualified to become members of the Board of Directors. Currently, the Nominating Committee consists of Messrs. Turner and Wenzel, with Mr. Wenzel serving as the committee’s Chairman. The Board of Directors has determined that each of the members of the Nominating Committee is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards. The Nominating Committee held two physical meetings during fiscal 2009.

Strategic Advisory Committee. The Strategic Advisory Committee was created by the Board of Directors in June 2009 to oversee the three- to five-year strategic plan of the Company. Currently, three non-employee members of the Board of Directors, Messrs. Humphreys, Liebler and Turner, serve on the Strategic Advisory Committee and Mr. Humphreys serves as Chairman. Additionally, up to three industry experts who are neither employees nor directors of our Company may serve on the Strategic Advisory Committee, although no such outside advisors currently serve. Currently, the Board of Directors is working to identify and evaluate such outside advisors to serve on the committee. The Strategic Advisory Committee held no meetings during 2009.

Other Corporate Governance Resources

The Company’s Corporate Governance Guidelines, the Company’s Code of Business Conduct and Ethics and committee charters are available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com and www.identive-group.com.

POLICY FOR DIRECTOR RECOMMENDATIONS AND NOMINATIONS

The primary role of the Nominating Committee is to develop and recommend to the Board of Directors criteria for identifying and evaluating director candidates and to establish a procedure for consideration of director candidates recommended by our stockholders. The Nominating Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, the Nominating Committee seeks to identify and evaluate potential candidates at meetings of the Nominating Committee, which can take place at any point during the year.

Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, stockholders or other parties. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise. The Nominating Committee will consider candidates submitted by stockholders as nominees for election as Directors of the Company. Stockholders wishing to have the Nominating Committee consider a candidate should submit the name(s) and supporting information to Corporate Secretary, Identive Group, Inc., 1900 Carnegie Avenue, Building B, Santa Ana, California 92705 and should include the following information: (a) the name(s) and address(es) of the stockholder(s) making the recommendation and of the persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in the proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Company if so elected; and (f) appropriate biographical information and a statement as to the qualifications of the candidate. Written notice of a nomination must be received by us within the timeframe described under “Stockholder Proposals for 2011 Annual Meeting of Stockholders” above.

As part of its selection process, the Nominating Committee may consider recommendations of director candidates with diverse backgrounds and experience who are expected to enhance the quality of the Board of Directors, serve stockholders’ long-term interests and contribute to our overall corporate goals. Pursuant to our Corporate Governance Guidelines, we endeavor to have a Board of Directors representing diverse experience at policy-making levels in various areas that are relevant to our global activities. While the Nominating Committee has not established specific minimum criteria for candidates, the philosophy of the committee is that directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience and be committed to representing the long-term interests of our stockholders. Candidates must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. In evaluating candidates, the Nominating Committee may consider a candidate’s work experience related to our business, general professional experience and overall expected contributions to the Board of Directors in relation to other directors already serving on the Board of Directors. When evaluating existing directors for nomination for re-election, the Nominating Committee may also consider the directors’ past Board of Directors and committee meeting attendance and participation.

The Nominating Committee evaluates shareholder-recommended candidates using the same process and the same criteria it uses to evaluate candidates from other sources.

The Nominating Committee has the authority to retain outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm’s fees and other retention terms.

CORPORATE GOVERNANCE

The Company and our Board of Directors regularly review and evaluate the Company’s corporate governance practices. The Company’s corporate governance documents are posted on the investor relations page of our website at www.scmmicro.com and www.identive-group.com.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that include, without limitation, guidelines relating to board composition, director qualifications and selection process, director independence, board committees and auditor independence. The Corporate Governance Guidelines are available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com and www.identive-group.com. The Nominating Committee and the Board of Directors review the Corporate Governance Guidelines annually and the Board of Directors may amend the Corporate Governance Guidelines at any time.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all of our employees, including our Chief Executive Officer, Chief Financial Officer and any other principal accounting officer, and for the members of our Board of Directors. Our Code of Conduct and Ethics is posted on the Corporate Governance page within the Investor Relations section of our website, at www.scmmicro.com and www.identive-group.com. The Board of Directors may amend the Code of Conduct and Ethics at any time and has the sole authority to approve any waiver of the Code of Conduct and Ethics relating to the activities of any of our senior financial officers, other executive officers and directors.

COMPENSATION OF DIRECTORS

Annual Cash Compensation

During 2009, the Company’s non-employee directors were paid in the currency of the country of their residence, using a fixed exchange rate of €0.93 per U.S. dollar for our German-based directors and £0.63 per U.S. dollar for our UK-based director. During 2009, each non-employee member of our Board of Directors was eligible to receive the following cash compensation:

•	an annual retainer of $20,000 for each member of the Board of Directors, except for the Chairman, who is eligible to receive an annual retainer of $40,000;

•	an additional annual retainer of $5,000 for service on the Audit Committee of the Board of Directors, except for the Chairman, who is eligible to receive an annual retainer of $10,000;

•

an additional annual retainer of $2,000 for service on the Compensation, Nominating or Strategic Advisory Committees of the Board of Directors, except for the Chairman of such committees, who are each eligible to receive an annual retainer of $4,000; and

•	meeting fees of $1,000 for physical attendance at each Board of Directors meeting and $500 for attendance at telephonic board meetings lasting more than 60 minutes.

Additionally, we reimburse our non-employee directors for all reasonable out-of pocket expenses incurred in the performance of their duties as directors, which in practice primarily consist of travel expenses associated with Board of Directors or committee meetings or with committee assignments.

Equity Compensation

During 2009, each of our non-employee directors was eligible to receive option awards under the terms of the Company’s 2007 Stock Option Plan. Under this plan, new members of the Board of Directors receive an initial option grant to purchase 10,000 shares of the Company’s Common Stock. Continuing members of the Board of Directors who have served for at least six months receive an annual option grant to purchase 5,000 shares of the Company’s Common Stock, awarded on the date of our Annual Meeting of Stockholders. Both of these option grants vest 1/12th per month over the one-year period following the date of grant.

During 2009, each of our non-employee directors received an annual grant of 5,000 options for shares of the Company’s Common Stock. All such annual grants were made on October 29, 2009, the date of our 2009 Annual Meeting, at an exercise price of $2.73 per share, which was the NASDAQ closing price on that day. Mr. Morgan received an initial option grant to purchase 10,000 shares of the Company’s Common Stock upon joining the Board of Directors. His grant was made on April 30, 2009 at an exercise price of $2.37, which was the NASDAQ closing price on that day.

Director Compensation Changes in 2010

To support the cost reduction efforts of the Company, in February 2010, Mr. Wenzel agreed not to accept any compensation for his service on the Board of Directors during 2010. Additionally, Mr. Humphreys and Dr. Liebler agreed not to accept any compensation for their service on the Board of Directors during 2010, beginning April 1, 2010.

Director Compensation for Fiscal 2009

The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors in fiscal 2009 for services to the Company.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total ($)
Werner Koepf — Chairman (2)	$54,000	$8,202	$62,202
Steven Humphreys (3)	$34,500	$8,202	$42,702
Dr. Hagen Hultzsch (4)	$12,167	—	$12,167
Dr. Hans Liebler (5)	$33,333	$8,202	$41,535
Douglas Morgan (6)	$22,917	$13,367	$36,284
Simon Turner (7)	$40,500	$8,202	$48,702

(1)	The amounts in this column represent the aggregate grant date fair value of awards calculated in accordance with financial accounting standards with respect to the fiscal year in accordance with ASC Topic 718, Compensation-Stock Compensation. The grant date fair value of the options awards is calculated using the Black-Scholes-Merton valuation model using the following assumptions: a dividend rate of zero, an interest rate for the expected life of the option at the date of grant, an expected option life of 4.00 years, and volatility based on historical averages at the date of grant. See Note 4 to the Consolidated Financial Statements for the period ended December 31, 2009 for more information about how the Company accounts for stock-based compensation.
(2)	Mr. Koepf received a fee of $40,000 for his service as Chairman of the Board of Directors in 2009. He also received a fee of $2,000 for his service as a member of the Compensation Committee, a fee of $4,000 for his service as Chairman of the Nominating Committee and a prorated fee of $1,000 for his service as a member of the Strategy Committee during 2009. Additionally, he received a fee of $1,000 for each physical Board meeting and $500 for each telephonic Board meeting attended, amounting to $7,000. Mr. Koepf had 30,000 options outstanding as of December 31, 2009, of which 25,833 were exercisable. Mr. Koepf resigned from the Board of Directors and all Board committees effective December 29, 2009.
(3)	Mr. Humphreys received a fee of $20,000 for his service as a director in 2009. He also received a fee of $5,000 for his service as a member of the Audit Committee, a fee of $2,000 for his service as a member of the Nominating Committee and a prorated fee of $2,000 for his service as Chairman of the Strategy Committee during 2009. Additionally, he received a fee of $1,000 for each physical Board meeting and $500 for each telephonic Board meeting attended, amounting to $5,500. Mr. Humphreys had 61,415 options outstanding as of December 31, 2009, of which 57,248 were exercisable.
(4)	Dr. Hultzsch resigned from the Board of Directors effective April 30, 2009. He received a prorated fee of $6,667 for his service as a director in 2009. He also received a prorated fee of $1,700 for his service as a member of the Audit Committee and a prorated fee of $1,300 for his service as Chairman of the Compensation Committee during 2009. Additionally, he received a fee of $1,000 for each physical Board meeting and $500 for each telephonic Board meeting attended, amounting to $2,500. Dr. Hultzsch had no options outstanding as of December 31, 2009.
(5)	Dr. Liebler received a fee of $20,000 for his service as a director in 2009. He also received a fee of $3,333 for his service as a member of the Compensation Committee during 2009 and as Chairman of the Compensation Committee from April 30, 2009; $2,000 for his service as a member of the Nominating Committee and a prorated fee of $1,000 for his service as a member of the Strategy Committee during 2009. Additionally, he received a fee of $1,000 for each physical Board meeting and $500 for each telephonic Board meeting attended, amounting to $7,000. Dr. Liebler had 15,000 options outstanding as of December 31, 2009, of which 10,833 were exercisable.
(6)

Mr. Morgan joined the Board effective April 30, 2009, was appointed to the Audit and Compensation Committees effective June 2, 2009 and the Strategy Committee at its inception on July 1, 2009. He received a prorated fee of $13,333 for his service as a director in 2009. He also received a prorated fee of $2,918 for his service as a member of the Audit Committee, a prorated fee of $1,167 for his service as a member of the Compensation Committee and a prorated fee of $1,000 for his service as a member of the Strategy

Committee during 2009. Additionally, he received a fee of $1,000 for each physical Board meeting and $500 for each telephonic Board meeting attended, amounting to $4,500. Mr. Morgan had 10,000 options outstanding as of December 31, 2009, of which 6,666 were exercisable.
(7)	Mr. Turner received a fee of $20,000 for his service as a director in 2009. He also received $10,000 for his service as Chairman of the Audit Committee, $2,000 for his service as a member of the Compensation Committee, $2,000 for his service as a member of the Nominating Committee and a prorated fee of $1,000 for his service as a member of the Strategy Committee during 2009. Additionally, he received a fee of $1,000 for each physical Board meeting and $500 for each telephonic Board meeting attended, amounting to $5,500. Mr. Turner had 55,000 options outstanding as of December 31, 2009, of which 50,833 were exercisable.

Vote Required

At the Annual Meeting, the nominee receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board of Directors. Abstentions and votes withheld from or against any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law in the election of directors. Stockholders may not cumulate votes in the election of directors.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of the Class III nominee listed above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

We are asking you to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of shares of Common Stock authorized for issuance. The proposed amendment was adopted, subject to stockholder approval, by the Board of Directors on April [19], 2010. The Certificate of Incorporation currently authorizes up to 60,000,000 shares of Common Stock for issuance, of which 43,034,782 have been issued and are outstanding.

In addition, an aggregate of 15,895,618 shares have been reserved for issuance as follows: (i) 5,536,558 shares under our existing incentive programs, (ii) 4,890,807 under outstanding warrants, (iii) 4,115,690 shares under agreements and option plans assumed in the acquisition of Bluehill ID AG, and (iv) 1,352,563 shares to be issued to remaining Bluehill ID AG stockholders. Therefore, only 1,069,600 shares remain available for future issuances.

The proposed amendment to our Certificate of Incorporation would increase the number of shares of Common Stock authorized for issuance by 50,000,000 shares, to 110,000,000 shares. The number of shares of Preferred Stock authorized for issuance under our Certification of Incorporation would remain unchanged at 10,000,000 shares.

We expect to use our authorized and unissued Common Stock to permit our Board of Directors to issue shares of Common Stock to raise capital, for strategic investment purposes, as payment consideration for merger and acquisition activities, to grant incentive stock awards to our employees, officers and directors and for other general corporate purposes. The Company has adopted a strategy for growth that includes the evaluation and pursuit of strategic opportunities, financings, investments and merger and acquisition activities as a way to expand our business, reinforce our market position in targeted areas and fully leverage our strengths and opportunities. Examples of this strategy include our April 2009 acquisition of Hirsch Electronics Corporation and our acquisition of Bluehill ID in January 2010. While the Company is not at this time party to any plan, proposal or arrangement, written or otherwise, to issue any of the newly authorized shares of Common Stock for any purpose, including acquisitions or financings, we intend to continue to pursue opportunities and transactions that may further our strategic objectives. Accordingly, in the future the Company may enter into or develop a plan, proposal or arrangement, written or otherwise, to issue all or a portion of the newly authorized shares of Common Stock. As described in Proposal No. 4, we have adopted the 2010 Bonus and Incentive Plan providing for an additional pool of 3,000,000 shares for the grant of incentive stock awards. We will not be able to fully utilize this incentive pool unless this proposal is also approved.

After evaluating the number of authorized shares of Common Stock issued and outstanding and the number reserved for issuance, the Board of Directors determined that the current number of authorized shares of Common Stock unreserved and available for issuance may not be sufficient to allow the Company to pursue the opportunities and transactions that it believes are necessary to our growth and success and in the best interests of the Company and its stockholders.

Additionally, a review of the capitalization of certain peer companies selected based on their industry revealed that the percentage of common shares available for issuance compared to the total number of common shares authorized is significantly lower for the Company than it is for the average percentage for the selected peers.

Comparison of Capitalization of Company to Peers

(In millions of shares, except for percentages)

Company	No. of Common Shares Authorized	No. of Common Shares Outstanding	No. of Common Shares Reserved for Issuance	% of Common Shares Available for Issuance
SCM Microsystems, Inc. d/b/a Identive Group	60	39.2	20.8	35%

Peer Group:
ActivIdentity Corporation	75	45.9	29.1	39%
Cogent, Inc.	245	89.7	155.3	63%
Gemalto	150	82.5	67.5	45%
Hypercom Corp.	100	54.7	45.3	45%
L-1 Identity Solutions, Inc.	125	91.7	33.3	27%
NAPCO Security Technologies, Inc.	40	20.1	19.9	50%
Vasco Data Security International, Inc.	75	37.5	37.5	50%

Peer Group Average				46%

The Board of Directors believes that an increase in the number of authorized shares of Common Stock is necessary to ensure that the Company has sufficient shares available for our strategic initiatives and to put it in line with the peer companies identified above. Therefore, the Board of Directors is asking the Company’s stockholders to vote in favor of this proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 shares to 110,000,000 shares. The full text of the proposed amendment to the Company’s Certificate of Incorporation is set forth in Annex A.

Effects of the Increase in Authorized Common Stock

While the proposed increase in the number of authorized shares of Common Stock is not intended by our management or Board of Directors to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, it could have an anti-takeover effect. Additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could resist, frustrate or make more difficult a third-party transaction that was favored by a majority of the independent stockholders and that might provide an above-market premium. For example, we could issue additional shares to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to effect such removal. Any such additional shares could be issued in private placements and without stockholder approval or further action by the stockholders. Accordingly, if adopted, the increase in the number of authorized shares of Common Stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s capital stock and the removal of management or the Board of Directors. Any such anti-takeover effect may be beneficial to management and the Board of Directors of the Company and could have an adverse impact on stockholders.

Management is not currently aware of any specific third-party effort to accumulate shares of Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management or the Board of Directors. Moreover, we currently have no plan to issue newly authorized shares of Common Stock or adopt other anti-takeover proposals intended to discourage third parties from attempting to take over the Company. Although the Board of Directors is motivated by business and financial considerations in proposing the increase in the number of authorized shares of Common Stock, and not the threat of any attempt by a third-party to gain control of the Company, stockholders nevertheless should be aware that increasing the number of authorized shares of Common Stock could facilitate management’s ability to deter or prevent changes of control in the future and any issuance of newly authorized shares of Common Stock, regardless of the intent, could have an anti-takeover effect.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the amendment to our Certificate of Incorporation described above. As a result, abstentions and broker non-votes will have the same effect as voting against the proposal. If stockholders do not approve this amendment to our Certificate of Incorporation, then the current amount of Common Stock authorized for issuance under the Certificate of Incorporation will remain unchanged.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 2 is in the Company’s best interests and in the best interests of our stockholders and recommends a vote FOR the amendment to increase the number of authorized shares of Common Stock.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO CHANGE THE NAME OF THE COMPANY FROM “SCM MICROSYSTEMS, INC.” TO “IDENTIVE GROUP, INC.”

Purpose and Rationale for the Proposed Amendment

We are asking you to approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “SCM Microsystems, Inc.” to “Identive Group, Inc.” Following our business combination with Bluehill ID in January 2010, the Company consists of six separate businesses, or “companies” that are aligned under one corporate “group,” with each company addressing different and complementary segments of the identification and identity management markets. Each company within the group has retained its own product branding within its respective markets. The Board of Directors believes that it is the best interest of the Company and stockholders that we have a new corporate brand that conveys the business of the group as a whole. Following discussions with branding consultants, the name “Identive Group” was chosen because it conveys both the nature of our organization structure and business model and our collective focus on the identification and identity management markets.

The proposed amendment to change the Company’s name was adopted by the Board of Directors, subject to stockholder approval, and is attached to this proxy statement as Annex B.

Effect of the Proposed Amendment

If the name change is approved by our stockholders, it will become effective when the amendment is filed with the Secretary of the State of Delaware, which we intend to do promptly after the stockholders approve the name change. In anticipation of the name change, in January 2010 we changed the ticker symbols under which shares of our Common Stock are traded, to “INVE” on the NASDAQ Stock Exchange and “INV” on the Frankfurt Stock Exchange.

If the name change is approved, Article 1 of the Company’s Certificate of Incorporation will be amended to read in its entirety as follows:

“The name of this corporation is Identive Group, Inc. (hereinafter sometimes referred to as the “Corporation”).”

If approved by the shareholders, the name change will not alter the terms or rights of holders of Common Stock, or affect the validity or transferability of any existing stock certificates that bear the name “SCM Microsystems, Inc.”

If the name change is approved, shareholders with certificated shares should continue to hold their existing stock certificates. The rights of shareholders holding certificated shares under existing stock certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name “Identive Group, Inc.”

If the name change is not approved, the proposed amendment to our Certificate of Incorporation will not be made and the name of the corporation will remain unchanged.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the amendment to our Certificate of Incorporation described above. As a result, abstentions and broker non-votes will have the same effect as voting against the proposal. If stockholders do not approve this amendment to our Certificate of Incorporation, then the name of the Company under the Certificate of Incorporation will remain unchanged.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 3 is in the Company’s best interests and in the best interests of our stockholders and recommends a vote FOR the amendment to change the name of the Company to “Identive Group, Inc.”

PROPOSAL NO. 4

APPROVAL OF THE 2010 BONUS AND INCENTIVE PLAN

We are asking you to approve the Identive Group, Inc. 2010 Bonus and Incentive Plan (the “Plan”). Our Board of Directors has unanimously adopted, subject to stockholder approval, the Plan for employees and other service providers of the Company and its subsidiaries. The Plan will become effective if it is approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. However, if Proposal No. 2 in this Proxy Statement relating to the increase in the number of authorized shares of Common Stock is not approved, we will not be able to fully utilize all shares available for awards under the Plan. A full copy of the Plan is attached as Annex C.

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of our stockholders and by providing participants with an incentive for outstanding performance. Additionally, the Plan is intended to provide us with flexibility to attract and retain key talent and provide incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

Summary of the Plan

Participants

Eligible persons to participate under the Plan include each executive officer and other key employees of the Company or its subsidiaries and each member of the Company’s Board of Directors.

Types of Awards Available Under the 2010 Plan

Both cash and equity-based awards may be made under the Plan. Equity-based awards under the Plan may include nonqualified stock options, restricted stock or deferred stock awards. Unless otherwise determined by the Compensation Committee, if and to the extent that any equity-based award under the Plan is payable in the form of a nonqualified stock option, that option will be granted pursuant to, and will be subject to the terms and conditions of, the Company’s 2007 Stock Option Plan, as amended and restated from time to time, or of any other equity plan (other than the Plan) maintained by the Company pursuant to which the Company may grant non qualified stock options (each a “Stock Option Plan”), and not under the Plan, and any option that is so granted pursuant to the Stock Option Plan will not count against or otherwise reduce the number of shares issuable under the Plan, as discussed below in the section entitled “Available Shares of Common Stock.”

Incentive Awards

Incentive awards may be used to create annual or long-term incentives, which will be major components of the Company’s management incentive program. The Compensation Committee will have the discretion to establish the particular performance criteria based on the various business measurements set forth below and the individual targets applicable to such measures. If an incentive award is denominated in stock, the maximum amount that may be earned by any employee, who is, or is likely to be, as of the close of the taxable year in which the Company would claim a tax deduction in connection with such award, either the principal executive officer of the Company, or is serving as the acting principal executive officer; or any employee whose total compensation for a taxable year is required to be reported to shareholders under the 1934 Securities Exchange Act for being among the three highest compensated officers (other than the principal executive officer or principal financial officer) (a “Covered Employee”), for any performance period will be 1,000,000 shares of stock for any 12-month performance period and 1,000,000 shares of stock multiplied by the number of full 12-month periods that are in the performance period, if the performance period is for more than 12 months. If an incentive award is denominated in cash or value other than shares of stock, the maximum amount earned by any Covered Employee for any performance period will be $3,000,000 for any 12-month performance period and $3,000,000 multiplied by the number of full 12-month periods that are in the performance period, if the Performance Period is for more than 12 months.

Under the Plan, the payment of incentive awards will be subject to the achievement of certain performance criteria as measured at the end of the performance period, which is 12 months or longer, as the Compensation Committee may determine. The performance criteria applicable to a particular award will be determined by the Compensation Committee not later than the ninetieth (90th) day of the applicable performance period, or in the case of the performance period that is the 2010 calendar year, not later than April 30, 2010. Performance criteria may include one of more of the following business measurements: (i) total stockholder return, (ii) economic value added, (iii) return on capital employed, (iv) revenues, (v) sales, (vi) net income, (vii) operating income, (viii) EBITDA, (ix) EBITDA margin, (x) profit margin, (xi) earnings per share, including without limitation in comparison to selected indexes and comparable companies, (xii) return on equity, (xiii) cash flow, (xiv) operating margin, (xv) net worth, (xvi) stock price, or (xvii) in the case of any incentive award, other than an incentive award to a Covered Employee, any other criteria that may be determined as appropriate by the Compensation Committee from time to time, in each case, either individually, alternatively or in any combination, applied to either the Company and its subsidiaries as a whole or to a business unit or affiliate, either individually, alternatively or in any combination, and measured over the applicable performance period on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group as specified by the Compensation Committee.

The achievement of any performance criteria may be adjusted, to the extent determined by the Compensation Committee, to: (i) take into account (including without limitation to include the operating results or exclude the dilutive effects of) acquisitions, dispositions or joint ventures and changes in the capital stock of the Company; (ii) assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (iii) exclude restructuring and/or other nonrecurring charges; (iv) exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (v) exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; (vi) exclude any other unusual, non-recurring gain or loss or other extraordinary item, (vii) exclude the impact of any extraordinary or force majeure events or circumstances and (viii) take into account any such other event or circumstance to the extent determined appropriate by the Compensation Committee from time to time. The Compensation Committee may at the time that an incentive award is granted, provide that any or all of the foregoing adjustments will be made in determining the extent to which the performance criteria have been satisfied, but may not make any adjustments not so specified at the time the incentive award is granted to the extent such adjustments would preclude the incentive award from qualifying as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

The Compensation Committee retains sole and absolute discretion to modify the amount of or completely eliminate any incentive otherwise payable to a participant under the Plan for any reason. In determining the amount of any modified incentive, the Compensation Committee reserves the right to apply such factors as it deems relevant, including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective, to determine a revised incentive amount. Notwithstanding the foregoing, the Compensation Committee may not exercise discretion to increase any incentive award payable to a Covered Employee if and to the extent that any such increase would cause the award to not qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code.

Available Shares of Common Stock

The number of shares of stock of the Company available for stock-based awards under the Plan will be 3,000,000. The aggregate number of shares available for awards under this Plan at any time will not be reduced by (i) shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to equity awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an equity award, or (iii) shares subject to equity awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an equity award will be available for equity awards under the Plan.

The shares issued pursuant to equity awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), stock split or a combination or consolidation of the outstanding shares into a lesser number of shares, is declared with respect to the shares, the number of shares of stock of the Company available for stock-based awards under the Plan, and the award limits applicable to incentive awards denominated in stock, will be increased or decreased proportionately, and the shares then subject to each equity award will be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the shares are changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or any other similar corporate transaction or event affects the shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits with respect to the number of shares of stock of the Company available for stock-based awards under the Plan, and the award limits applicable to incentive awards denominated in stock, will be adjusted proportionately, and an equitable adjustment will be made to each share subject to an equity award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such share then subject to each equity award will be adjusted to the number and class of shares into which each outstanding share will be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the shares then subject to each equity award. Action by the Compensation Committee may include adjustment to any or all of: (i) the number and type of shares (or other securities or other property) that thereafter may be made the subject of equity awards or be delivered under the Plan; (ii) the number and type of shares (or other securities or other property) subject to outstanding equity awards; (iii) the purchase price or exercise price of a share under any outstanding equity award or the measure to be used to determine the amount of the benefit payable on an equity award; and (iv) any other adjustments the Compensation Committee determines to be equitable. No right to purchase fractional shares will result from any adjustment in equity awards. In case of any such adjustment, the shares subject to the equity award will be rounded down to the nearest whole share.

The following table provides the number of shares outstanding and the number of shares available for future grants under all Company equity plans, as of April 15, 2010:

Number of Stock Options Outstanding	2,159,181
Weighted Average Exercise Price	$4.6131
Weighted Average Term (in years)	4.71
Number of Shares Under Awards Outstanding	901,151
Number of Shares Remaining for Future Grants:
SCM Microsystems 2000 Stock Option Plan	256,523
SCM Microsystems 2007 Stock Option Plan	2,365,463

Historical Run Rate

Under the Company’s practices over the last three years, the combined “run rate” of shares used for grants to participants under our executive incentive plans have been at annual rates of 4.31 percent for 2007, 4.95 percent for 2008 and 4.38 percent for 2009.

At Fiscal Year End	2009	2008	2007
Stock options granted	791,687	596,001	506,181
Service-based restricted stock and restricted stock units granted	—	—	—
Actual performance-based stock and stock units earned	172,293	183,023	171,055
Weighted average basic common shares outstanding during the fiscal year	22,013,095	15,742,911	15,725,327
Run Rate	4.38%	4.95%	4.31%

Administration of the Plan

The Plan will be administered by the Compensation Committee of the Board of Directors.

Change in Control

Unless the Compensation Committee specifies otherwise at any time prior to a Change in Control, upon the occurrence of a Change in Control all outstanding performance periods will terminate and participants in the Plan with respect to such performance periods will be entitled to a pro-rated incentive payment based on actual performance through date of the Change in Control and the number of days in the performance period that elapsed prior to the termination thereof, as determined by the Compensation Committee and subject to the discretion and authority of the Compensation Committee to modify, eliminate or adjust any incentive otherwise payable to a participant under the Plan for any reason. Additionally, upon the occurrence of a Change in Control, each outstanding equity award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation (as determined by the Compensation Committee). In the event that the successor corporation refuses to assume or substitute for the equity award, the holder of the equity award will be deemed fully vested in such equity award as of immediately prior to the consummation of the Change in Control and the Compensation Committee will notify the holder thereof that the equity award will be fully vested and exercisable (if applicable) for a period of fifteen days from the date of such notice, and the equity award will terminate upon the expiration of such period.

New Plan Benefits

Our Compensation Committee, in its discretion, will determine awards granted under the Plan. Other than awards relating to the completion of our acquisition of Bluehill ID, as reflected in the table below, we are unable to determine the awards that will be granted in the future under the Plan. For information concerning outstanding awards under our existing incentive plans, please see the “Equity Compensation Plan Information” section appearing in this proxy statement.

NEW PLAN BENEFITS

2010 Bonus and Incentive Plan

Name and Position	Dollar Value ($) (1)	Number of Units
Felix Marx – Chief Operating Officer	—	180,000
Manfred Mueller – Executive Vice President and CEO SCM Microsystems business	—	60,000
Executive Group	—	240,000
Non-Executive Officer Employee Group	—	60,000

(1)	The Board of Directors has approved stock awards to certain employees in connection with the completion of the acquisition of Bluehill ID AG. Because the shares will be issued under the 2010 Bonus and Incentive Plan, which is subject to stockholder approval, it is not possible to determine the dollar value of these stock awards. For each individual, 50% of the shares of stock to be issued will be subject to a 24-month lock up agreement.

Required Vote

The affirmative vote of the holders of a majority of the shares presented or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the 2010 Bonus and Incentive Plan. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of votes cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 4 is in the Company’s best interests and in the best interests of our stockholders and recommends a vote FOR the approval of the 2010 Bonus and Incentive Plan.

PROPOSAL NO. 5

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has appointed Deloitte & Touche GmbH, an independent registered public accounting firm, as our independent registered public accountants, to audit our financial statements for the current year ending December 31, 2010. Deloitte & Touche has audited our consolidated financial statements since 1999. We are asking you to ratify the appointment of Deloitte & Touche GmbH as our independent registered public accountants to audit our financial statements for the current fiscal year ending December 31, 2010. We expect that a representative of Deloitte & Touche GmbH will be available at the Annual Meeting.

Stockholder ratification of the selection of Deloitte & Touche GmbH as our independent registered public accountants is not required by our Bylaws or any other applicable legal requirement. However, our Board of Directors is submitting the selection of Deloitte & Touche GmbH to our stockholders for ratification as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment of Deloitte & Touche GmbH as independent registered public accountants to audit our financial statements for the current year ending December 31, 2010, our Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The aggregate fees billed or to be billed to us for the following professional services for the fiscal years ended December 31, 2009 and December 31, 2008 from Deloitte & Touche GmbH, our independent registered public accountants, are as follows:

	2009	2008
Audit Fees	$571,163	$525,035
Audit-Related Fees	467,680	132,400
Tax Fees	22,609	81,900
All Other Fees	—	—

Total	$1,061,452	$739,335

Audit Fees. Audit fees include fees associated with the audit and review of our annual financial statements included in our Annual Report on Form 10-K, reviews of those financial statements included in our quarterly reports on Form 10-Q and services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees principally include fees for the audits of subsidiaries, due diligence procedures, registration statements and consultations on accounting and auditing matters. Audit-related fees in 2009 related to the preparation of materials used in the registration statements prepared regarding the acquisitions of Hirsch and Bluehill ID.

Tax Fees. Tax fees principally include assistance with preparation of federal, state and foreign tax returns, tax compliance, tax planning, tax advice and tax consulting.

All Other Fees. Represents fees for all other services, including Sarbanes-Oxley consultation and training.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accountants

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accountants, including the estimated fees and other terms of any such engagement. In certain circumstance, the Audit Committee may provide subsequent approval of non-audit services not previously approved. Services provided by our independent registered public accountants may include audit services, audit-related services, tax services and other services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC rules on auditor independence. The Audit Committee has determined that the services provided by Deloitte & Touche GmbH as set forth herein are compatible with maintaining the independence of Deloitte & Touche GmbH. All audit, audit-related, tax and other fees set forth in the table above were pre-approved pursuant to this policy.

Vote Required

The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of Deloitte & Touche GmbH as our independent registered public accountants, to audit our financial statements for the current year ending December 31, 2010. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of votes cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 5 is in the Company’s best interests and in the best interests of our stockholders and recommends a vote FOR the ratification of the appointment of Deloitte and Touche GmbH to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Audit Committee manages the relationship with our independent registered public accountants, who report directly to the Audit Committee. The Audit Committee also oversees the Internal Audit and Sarbanes-Oxley Compliance functions of the Company, which report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to allocate appropriate funding, as determined by the Audit Committee, for such advice and assistance.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2009. The Audit Committee also has discussed with Deloitte & Touche GmbH, our independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Codification of Statements on Auditing Standards, AU Section 380”), as amended, or as required by the SEC or PCAOB.

Furthermore, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche GmbH required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte & Touche GmbH with that firm, including whether the provision of other non-audit services by Deloitte & Touche GmbH to the Company is compatible with the auditors’ independence.

In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management and independent registered public accountants. Management has primary responsibility for preparing the Company’s financial statements and for our financial reporting process. Our independent auditors, Deloitte & Touche GmbH, are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal years ended December 31, 2009 be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the Board of Directors has approved such inclusion.

Each of the members of the Audit Committee is independent as defined under the listing standards of NASDAQ.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Simon Turner, Chairman

Steven Humphreys

Daniel Wenzel

[1]

The Audit Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The table below sets forth information known to us as of April 15, 2010 with respect to the beneficial ownership of our Common Stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our directors and director nominees;

•	each of the Named Executive Officers (Felix Marx, Stephan Rohaly, Lawrence Midland and Manfred Mueller);

•	certain other current officers; and

•	all of our directors, Named Executive Officers and current executive officers, as a group.

Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares held by them. Applicable percentage ownership in the following table is based on 43,034,782 shares of our Common Stock outstanding as of April 15, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2010 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

Unless specified below, the mailing address for each individual, officer or director is c/o Identive Group, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Mountain Partners AG (1) Dufourstrasse 121 St. Gallen, Switzerland CH-9001	7,655,857	17.8%

BH Capital Management AG (2) Etzelblickstrasse 1 Schindellegi, Switzerland CH-8834	4,039,343	9.0%

Lincoln Vale European Partners Master Fund, LP (3) 55 Old Bedford Road Lincoln, MA 01773	3,179,768	7.4%

Daniel S. Wenzel (4)	10,445,557	23.2%
Ayman S. Ashour (5)	4,364,326	9.7%
Dr. Hans Liebler (6)	3,193,101	7.4%
Lawrence W. Midland (7)	1,334,607	3.1%
Joseph Tassone	260,859	*
Melvin Denton-Thompson	186,596	*
Manfred Mueller (8)	119,951	*
Steven Humphreys (9)	111,110	*
Simon Turner (10)	58,616	*
Felix Marx (11)	49,063	*
John S. Rogers	35,000	*
All directors and executive officers as a group (11 persons) (12)	20,158,786	42.5%

*	Less than one percent.
(1)	Based on information contained in a Schedule 13D filed with the SEC on January 14, 2010 and on information provided by Mountain Partners AG. Includes an indirect holding of 2,035,690 options to purchase shares of the Company’s Common Stock held by BH Capital Management, a company controlled and owned by Mountain Partners AG and Ayman S. Ashour.
(2)	Based on information contained in a Schedule 13D filed with the SEC on January 14, 2010 and on information provided by BH Capital Management AG. Includes options to purchase 2,035,690 shares of the Company’s Common Stock.
(3)	Based on information provided by Lincoln Vale European Partners Mast Fund, LP on April 19, 2010.
(4)	Includes 4,544,099 shares held by Mountain Partners AG, of which Mr. Wenzel is a partner; 2,003,653 shares held by BH Capital Management AG, which is 51% owned by Mountain Partners AG; 1,076,068 shares held by Mountain Super Angel AG, which is 100% owned by Mountain Partners AG; 774,991 shares held by Rosenberg Ventures AG, of which Mr. Wenzel is a director; and 2,035,690 options to purchase shares of the Company’s Common Stock held by BH Capital Management.
(5)	Includes indirect holdings of 2,003,653 shares and options to purchase 2,035,690 shares of the Company’s Common Stock held by BH Capital Management, which is 49% owned by Mr. Ashour. Further, Mr. Ashour holds warrants to purchase 9,923 shares of the Company’s Common Stock and an affiliate of Mr. Ashour, Newton International Management, LLC, holds warrants to purchase 9,923 shares of the Company’s Common Stock, of which Mr. Ashour may be deemed to be a beneficial owner. Because the warrants to purchase the Company’s Common Stock are not exercisable until April 30, 2012, they are not reflected in the table above.

(6)	Includes options to purchase 13,333 shares of the Company’s Common Stock exercisable within 60 days. Dr. Liebler is a founder and member of the investment committee of Lincoln Vale European Partners Master Fund, LP. As a result of his affiliation with Lincoln Vale European Partners Master Fund, LP, Dr. Liebler may be deemed to be a beneficial owner of the shares held by Lincoln Vale European Partners Master Fund, LP and may have shared voting and investment power with respect to such shares. Dr. Liebler disclaims beneficial ownership of or any pecuniary interest in such shares.
(7)	Includes options to purchase 10,833 shares of the Company’s Common Stock exercisable within 30 days. Also includes 1,305,774 shares held by the Midland Family Trust Est. Jan 29, 2002, 5,200 shares of SCM Common Stock held by Mr. Midland as custodian for Ashley Marie Midland, 6,000 shares of SCM Common Stock held as custodian for Alison Midland, 4,000 shares of SCM Common Stock held as custodian for Taylor Ann Midland and 2,800 shares of SCM Common Stock held as custodian for Madison Kathleen Midland. Mr. Midland also beneficially owns warrants to purchase 628,800 of the Company’s Common Stock, which are not exercisable until April 30, 2012, and are not included in the table above.
(8)	Includes options to purchase 101,004 shares of SCM Common Stock exercisable within 60 days.
(9)	Includes options to purchase 59,331 shares of SCM Common Stock exercisable within 60 days.
(10)	Includes options to purchase 52,916 shares of SCM Common Stock exercisable within 60 days.
(11)	Consists of options to purchase of 49,063 shares of SCM Common Stock exercisable within 60 days.
(12)	Includes an aggregate of 4,362,026 options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities (“10% stockholders”), to file reports on Forms 4 and 5 reflecting transactions affecting their beneficial ownership of our equity securities with the SEC and with the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the SEC’s rules and regulations to provide us with copies of all such reports on Forms 4 and 5 that they file under Section 16(a) of the Exchange Act.

Based solely on our review of copies of such reports on Forms 4 and 5 received by us, and on written representations from our officers, directors and the 10% stockholders known to us, we believe that, during the period from January 1, 2009 to December 31, 2009, our executive officers, directors and the 10% stockholders known to us filed all required reports under Section 16(a) of the Exchange Act on a timely basis, except that a Form 4 was filed late reporting the automatic grant of options to Douglas Morgan upon his joining the Board of Directors, and Form 4s were filed late reporting the annual grant of stock options to each of our directors Steven Humphreys, Werner Koepf, Hans Liebler and Simon Turner.

EXECUTIVE OFFICERS

Information concerning our current and former executive officers, including their backgrounds and ages as of April 30, 2010, is set forth below. All executive officers hold their positions for an indefinite term and serve at the pleasure of our Board of Directors.

Current Officers:
Ayman S. Ashour, 50 Chief Executive Officer and Chairman of the Board	Ayman Ashour joined the Company as Executive Chairman of the Board in January 2010 following the completion of the Company’s business combination with Bluehill ID, a Swiss technology firm, and assumed the role of Chief Executive Officer and Chairman of the Board on March 1, 2010. Prior to this, Mr. Ashour served as CEO and President of the Board of Directors of Bluehill ID, which he founded in March 2007 and for which he was responsible for executing Bluehill ID’s acquisition growth strategy until the combination with the Company. previously, from July 2000 to December 2009 Mr. Ashour was the founder and Principal of Newton International Management, a strategy consulting firm focused on the security and identification technology industry, where he provided strategic consulting to business clients. From February 2001 to October 2005, Mr. Ashour also was a consultant and later COO and CEO of the Identification Technology business of ASSA ABLOY AB, where he was responsible for the worldwide development of one of the largest and most successful RFID companies, comprised of well known brands such as Sokymat, HID and Indala. From 1997 to 2000, he served as Divisional Managing Director, Williams Plc in the Asia Pacific region where he was responsible for Chubb Security, Kidde & Yale brands and managed the global operations of Guardforce International and the Chubb Physical Security Group. From 1990 to 1997, Mr. Ashour was with Williams PLC, where he served as Marketing Director of Kidde Group, Senior Vice President of Kidde-Fenwal, Inc. and as President of Kidde Fire Fighting, Inc. Mr. Ashour holds a bachelor’s degree in Electronic and Electrical Engineering from the University of Manchester in the U.K. He serves on the Board of Directors of Advanced Digital Security Solutions Inc and BH Capital Management AG, which is the third largest stockholder of the Company. In addition, Mr. Ashour is currently a partner in the following private companies, each based in Newton, Massachusetts: Newton International Management, LLC., Trade-3, LLC. and tSecu LLC; as well as Verifier Security, based in Florida. Currently he also is an Adjunct Lecturer for the MBA program at the Sawyer Business School at Suffolk University in Boston.

Melvin Denton-Thompson, 58 Chief Financial Officer	Melvin Denton-Thompson has served as CFO/COO of the Company since January 2010. He joined the Company following the business combination with Bluehill ID, where he had served as CFO/COO since May 2008 and was responsible for the financial and operational functions of the business. Mr. Denton-Thompson has extensive international experience in a number of industries, particularly in security products, electronics and aviation. Prior to joining Bluehill ID, from June 2004 to April 2008 he served as CFO and Deputy CEO of the global hospitality division of ASSA ABLOY, which provides secure access products for the hotel, marine and related industries. In this role he was responsible for the financial and operational management of the business. Before working with ASSA ABLOY, from April 1998 to May 2004 he worked as a management consultant specializing in acquisition management and turnaround for numerous European companies. He also worked for ten years for the Williams Plc Group as Finance Director and/or Managing Director for a number of the Group’s European companies. In addition, he was responsible for a number of acquisition and post acquisition projects for the Williams Group in Europe. Melvin holds an engineering degree from the University of Leeds and an MBA from the Cranfield School of Management.

Felix Marx, 43 Chief Operating Officer and Director	Felix Marx has served as Chief Operating Officer since March 1, 2010, responsible for the operational management of the business units of the group with specific focus on driving organic growth of the Company. Mr. Marx joined the Company as Chief Executive Officer in October 2007 and served in this position through February 2010. He has also served as a director since October 2007. Previously, from 2003 to October 2007, Mr. Marx held a variety of management positions with NXP Semiconductors, a specialty semiconductor manufacturer for the smart card industry, where we was responsible for strategic marketing and business development. Most recently, he served as General Manager of NXP’s Near Field Communication business. Prior to this, Mr. Marx served as General Manager of NXP’s Contactless & Embedded Security business. From 2002 to 2003, Mr. Marx was a business consultant with Team Training Austria. Prior to this, he worked for several years in the data and voice networking sector, where he held various sales, marketing, product management and business line management positions with companies including Global One Telecommunications and Ericsson. He holds a bachelor’s degree in engineering from the Technical Academy in Vienna, a postgraduate degree in Business Administration of the University of Commerce in Vienna and a Master of Advanced Studies in Knowledge Management from Danube University in Austria.

Dr. Manfred Mueller, 40 Executive Vice President, Strategic Sales and Business Development and Chief Executive Officer of SCM Microsystems Business	Dr. Manfred Mueller has served as Executive Vice President, Strategic Sales and Business Development since March 2008 and beginning in January 2010 he has also held the role of CEO of the SCM Microsystems business. Dr. Mueller joined the Company in August 2000 as Director of Strategic Business Development. From July 2002 to July 2005, he served as Director of Strategic Marketing. He was appointed Vice President of Strategic Business Development in July 2005. He served as Vice President Marketing from February 2006 to April 2007, at which time he was named Vice President Sales, EMEA. Prior to joining the Company, from August 1998 to July 2000, Dr. Mueller was Product Manager and Business Development Manager at BetaResearch GmbH, the digital TV technology development division of the Kirch Group. Dr. Mueller holds masters and Ph.D degrees in Chemistry from Regensburg University in Germany and an MBA from the Edinburgh Business School of Heriot Watt University in Edinburgh, Scotland.

John S. Rogers, 46 Executive Vice President of Transition Management and Acquisition Integration	John S. Rogers has served since January 2010 as Executive Vice President for Transition Management and Acquisition Integration, responsible for managing the integration of acquired businesses and ensuring efficient post acquisition work, which role he also had held at Bluehill ID from January 2009 until its business combination with the Company. Mr. Rogers has over 20 years’ experience in sales, manufacturing, technology, operations and management consulting. Prior to Bluehill ID, Mr. Rogers was Vice President of Strategy with responsibility for acquisitions and restructuring for ITG’s RFID division of ASSA ABLOY from January 2007 to March 2008. Prior to this, he served as CFO and later CEO at Sokymat SA, one of the world’s leading suppliers of RFID transponders. During his tenure at Sokymat SA from March 2001 to December 2006, he played a leading role in the aggressive growth path of the company through both organic growth and through his involvement in six successful RFID acquisitions. Prior to working in the RFID industry, Mr. Rogers worked as consultant in corporate finance, treasury, privatizations, and cross-border mergers and acquisitions with various organizations including Arthur Andersen, Banque Paribas and Merrill Lynch. He holds a BBS and an MA from Trinity College Dublin as well as a European Masters in Business Administration from the European School of Management (ESCP-EAP).

Joseph Tassone, 59 Executive Vice President of Technology and Product Management	Joseph Tassone has served since January 2010 as Executive Vice President of Technology and Product Management, responsible for technology cross fertilization between the Company’s business units, effective utilization of research and development resources and supporting the Company’s merger and acquisition strategy, which role he also had held at Bluehill ID from June 2009 until its business combination with the Company. Mr. Tassone brings more than 15 years’ experience in the software, security and ID industries, serving both technology start-ups and established solutions providers. Previously, from August 2007 to December 2008 he served as President and CEO of Syscan International, now a business unit of the Company focused on RFID for agriculture and asset management. In this role he was responsible for strategic and operational management of the business. He also is the founder of iMonitor Corp., a software supplier to the card access and security market for which he served also as CEO from January 2001 to May 2005. Prior to this, from September 1992 to April 1999 he served as Vice President R&D of Simplex Time Recorder Co., Inc, where he led the entry into the access control and security business. Mr. Tassone holds an MSEE degree from Northeastern University and obtained his undergraduate BSEE degree from University of Massachusetts—Lowell.

Former Officers:
Stephan Rohaly, 45 Former Vice President Finance, Chief Financial Officer—resigned effective September 30, 2009	Stephan Rohaly served as Vice President Finance and Chief Financial Officer from March 2006 to September 2009 and served as a director of the Company from August 2007 through April 2009. Mr. Rohaly also served as Acting Chief Executive Officer from July 2007 to October 2007. Before joining the Company, from February 2003 to February 2006, Mr. Rohaly was Director of Corporate Finance at Viatris, a German pharmaceutical firm. From July 1995 to December 2002, he served as Business Unit and Finance & Administration Director for Nike Germany. Prior to Nike, Mr. Rohaly was Symantec’s Finance & Administration Officer for Central and Eastern Europe. He received his MBA degree from Rice University, and holds a Bachelor of Science and Business Administration, Magna Cum Laude in Mathematics and Computer Information Systems Management from Houston Baptist University.

Eang Sour Chhor, 46 Executive Vice President, Strategy, Marketing and Engineering—resigned effective June 30, 2009	Eang Sour Chhor served as Executive Vice President Strategy, Marketing and Engineering from February 2008 until his resignation effective July 2009. Prior to joining the Company, from March 2001 to January 2008, Mr. Chhor held a variety of management positions with Philips Semiconductors and NXP Semiconductors, a company created by Philips Semiconductors. Prior to NXP, from 1998 to 2001 Mr. Chhor held a variety of management positions with Philips Consumer Electronics. Mr. Chhor holds a bachelor’s degree in electronics engineering from the University of Technology in Cachan, France and an MBA from HEC School of Management in Paris, France.

To our knowledge, there are no family relationships between any of our directors and any other of our directors or executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy / Objectives

The primary goals of the Company’s compensation program, including our executive compensation program, are to attract and retain employees whose abilities are critical to our long-term success and to motivate employees to achieve superior performance.

To achieve these goals, we attempt to:

•	offer compensation packages that are competitive regionally and that provide a strong base of salary and benefits;

•

maintain a portion of total compensation at risk, particularly in the case of our executive officers, with payment of that portion tied to achievement of specific financial, organizational or other performance goals; and

•	reward superior performance.

Our compensation program includes salary, performance-based quarterly and annual bonuses, long-term incentive compensation in the form of stock options and various benefits and perquisites.

Role of the Compensation Committee

Our Compensation Committee oversees all aspects of executive compensation. The Compensation Committee plays a critical role in establishing our compensation philosophy and in setting and amending elements of the compensation package offered to our Named Executive Officers. In 2009, the Company’s Named Executive Officers included Felix Marx, Chief Executive Officer; Stephan Rohaly, Chief Financial Officer; Lawrence W. Midland, Executive Vice President and President of the Hirsch business; and Manfred Mueller, Executive Vice President, Strategic Sales and Business Development. Mr. Rohaly resigned from the Company effective September 30, 2009 and Mr. Midland joined the Company in May 2009 following our merger with Hirsch Electronics Corporation.

On an annual basis, or as required in the case of promoting or hiring an executive officer, the Compensation Committee determines the compensation package to be provided to our Chief Executive Officer, our other executive officers and our directors. On an annual basis, the Compensation Committee undertakes a review of the base salary, bonus targets and equity awards of each of our Named Executive Officers. This review entails an evaluation of their respective compensation based on the Compensation Committee’s overall evaluation of their performance toward the achievement of the Company’s financial, strategic and other goals, with consideration given to comparative executive compensation data, primarily from a small group of companies of similar size and within a similar segment of the security industry to the Company (as described in more detail below). Based on its review of the performance of the executive officer, a change in scope of an executive officer’s responsibilities and/or as a competitive practice based on a review of compensation at companies that are similar to ours, from time to time the Compensation Committee has increased the salary, potential bonus amounts and/or equity awards for our executive officers.

Overview of Compensation Program

The Company was originally formed in Germany in 1990 and has continued to have an active presence in Germany and throughout Europe in our target product markets. Since our initial public offering in October 1997, our Common Stock has been dually traded on the NASDAQ Stock Market and the Frankfurt Stock Exchange. As a result, although we are a small company, we have maintained a relatively high level of visibility in the European marketplace and German financial markets. Additionally, for the past several years and during 2009, the majority of our executive staff has operated from our European headquarters in Ismaning, Germany, which has served as our global operations center since late 2006. Lawrence Midland, who heads our Hirsch business division, operates from Hirsch’s headquarters in Santa Ana, California. German labor practices directly influence the compensation program we offer to our German-based executive officers.

We do not employ an overall model or policy to allocate among the compensation elements we utilize. In general, we employ cash or equity bonuses to motivate and reward our executive officers for the achievement of annual and quarterly or other short-term performance objectives and we employ annual grants of stock options that vest over time to motivate and reward contributions to the Company’s performance over the longer term. From time to time, however, we also utilize stock options with shorter vesting periods to provide additional incentives for the achievement of short-term objectives that are seen as critical to our success.

We believe that our compensation practices, as described below, allow us to achieve an appropriate balance of compensation elements for our executive officers that support our overall compensation program goals.

Compensation Risk Assessment

In reviewing the Company’s compensation policy and practices for its named executive officers and as well as for other employees, the Compensation Committee evaluated whether any unnecessary risk-taking was associated with the Company’s compensation policies. The committee did not identify any risks arising from the Company’s compensation policies and practices reasonably likely to have a material adverse effect on the Company.

Compensation Elements

Base Salary. Base salary provides fixed compensation based on competitive market practice and is intended to acknowledge and reward core competence in the executive role relative to skills, experience and contributions to the Company. Base salaries for executives are reviewed annually, and more frequently when there are any changes in responsibilities.

In early 2009 the Compensation Committee reviewed base salary levels for Dr. Mueller as part of its annual review of executive compensation and in April 2009 the Compensation Committee reviewed base salary levels for Mr. Midland in advance of the merger between the Company and Hirsch Electronics Corporation. Mr. Marx and Mr. Rohaly’s base salary levels were reviewed in late 2008 and thus were not reviewed in early 2009. Mr. Chhor resigned from the Company in February 2009 and therefore his compensation was not reviewed. In conducting their reviews, the Compensation Committee (1) gave consideration to Dr. Mueller’s and Mr. Midland’s salary history with previous employers; (2) considered informal data on salaries of executive officers in similar positions based on general comparative data for the technology industry from the Economic Research Institute and Salary.com, although the Company did not benchmark with respect to comparative data; (3) considered the scope of responsibility, prior experience and past performance of the executives; (4) considered the specific needs of the Company at the time and in the foreseeable future; and in the case of Dr. Mueller, (5) relied on the professional experience of the Compensation Committee and Board members related to compensation practices in Europe; and (4) considered the recommendation of Mr. Marx, which was based primarily on Dr. Mueller’s performance.

In February 2009, the Compensation Committee approved an increase in the annual base salary of Dr. Mueller from €168,000 to €200,000, effective January 1, 2009. The increase was made based on Dr. Mueller’s contributions in furthering the Company’s acquisition strategy, in particular his role in helping to execute the merger with Hirsch Electronics Corporation, and in recognition of the increased responsibilities of Dr. Mueller’s role as the Company continued to pursue other potential acquisitions.

In light of the difficult economic environment facing the Company, during 2009, Mr. Marx and Dr. Mueller voluntarily took a temporary reduction in salary. The reductions were based on a monthly reduction of €2,300 in the case of Mr. Marx and €1,000 in the case of Dr. Mueller and were in effect for the second and third quarters of 2009. No other executive officer took a voluntary reduction in salary in 2009.

In April 2009, the Compensation Committee approved the continuation of the annual base salary of $250,000 that had been in effect for Mr. Midland through his employment agreement with Hirsch Electronics Corporation. The approval was based on a review the factors listed above.

In late February and early March 2010, following the business combination with Bluehill ID, the Compensation Committee approved new, lower salary levels for Mr. Marx and Dr. Muller as part of an overall program to lower the Company’s fixed costs and increase the amount of at-risk compensation available to our executive officers. Effective March 1, 2010, the annual base salary for Mr. Marx is €204,000 and the annual base salary for Dr. Mueller is €150,000. Both executives also are eligible to receive target-orientated, variable annual bonuses under the Company’s proposed 2010 Management Bonus and Incentive Plan, which is described below.

Incentive Cash Bonuses. Incentive cash bonuses are intended to motivate and reward executives for their contributions towards achieving corporate performance targets as well as specific corporate objectives that support the Company’s short-term goals. During 2009, our focus was on both operating profitability and furthering our growth strategy, particularly with regard to acquisitions. Therefore, incentive bonuses in 2009 were designed to reward corporate performance against both operational and strategic goals.

On February 4, 2009, the Board of Directors approved an Executive Bonus Plan for 2009 (the “2009 Plan”) as recommended by the Compensation Committee. The 2009 Plan was effective as of January 1, 2009 and was structurally unchanged from the previous year. Both quarterly and annual payments were possible under the 2009 Plan. Quarterly payments were based both on the achievement of quarterly operating profit targets and performance against strategic corporate goals. Annual payments were based on the achievement of annual operating profit targets. Under the Plan, operating profit is defined as gross margin, less research and development, sales and marketing, and general and administrative expenses, as well as various expenses determined by the Company to be extraordinary. No such extraordinary expenses were excluded from the calculation of operating profit in 2009. Strategic goals primarily related to the acquisition and integration of Hirsch Electronics.

Quarterly Component. Under the 2009 Plan, executive officers of the Company (other than sales executives) were eligible to receive quarterly cash bonuses amounting to 10% of their respective annual base salaries, of which 5% was based on the Company achieving operating profit for that quarterly period and 5% was based on the achievement of corporate strategic goals for that quarterly period. During 2009, Messrs. Marx, Midland and Rohaly and Dr. Mueller were eligible to participate in the 2009 Plan. As a sales executive, under the 2009 Plan Dr. Mueller was eligible to receive quarterly cash bonuses amounting to 5% of his annual base salary, of which 2.5% was based on the Company achieving operating profit for that quarterly period and 2.5% was based on the achievement of corporate strategic goals for that quarterly period. Dr. Mueller also was eligible to receive an additional quarterly bonus of up to 5% of his annual base salary under the Company’s Sales Commission Plan, based on the achievement of quarterly revenue targets set forth in the Company’s budget and sales forecasts as approved by the Board of Directors for each quarter.

The maximum aggregate amount that any executive officer could earn in quarterly bonus payments in the fiscal year under the 2009 Plan was 40% of his respective annual base salary.

For the first quarter of 2009, the Compensation Committee established an operating profit target of break-even. Potential bonus payments relating to strategic goals in the first quarter of 2009 were evenly divided between the successful implementation of several specific strategic transactions of the Company, primarily related to the Hirsch acquisition.

Annual Component. Under the annual bonus component of the 2009 Plan, executive officers were eligible to receive additional variable bonuses amounting to between 20% and 40% of their respective annual base salaries, based upon the achievement by the Company of annual operating profit targets established by the Compensation Committee.

The maximum amount that any executive officer could earn in combined quarterly and annual bonus payments under the 2009 Plan in the fiscal year was 80% of his respective annual base salary.

Incentive Cash Payouts under the 2009 Plan. Before the end of the first quarter of 2009, the executive officers of the Company waived their eligibility under the 2009 Plan to receive bonus payments during 2009 as a result of the ongoing economic downturn. Therefore no cash bonuses were awarded under either the quarterly or the annual components of the 2009 Plan.

Incentive Cash Payouts under the Sales Commission Plan. As noted above, during 2009 Dr. Mueller was eligible to receive quarterly cash awards under the Company’s Sales Commission Plan. Under this plan, for each of the four quarters of 2009, Dr. Mueller was eligible to receive a quarterly bonus payment ranging between 1.25% of annual base salary for 75% achievement of quarterly revenue targets and 5% of annual base salary for 100% achievement of quarterly revenue targets. Quarterly revenue targets were set forth in the Company’s budget and sales forecasts as approved by the Board of Directors for each year.

Dr. Mueller waived his eligibility to receive bonus payments under the Company’s Sales Commission Plan during 2009 and therefore no payments were made to him under this plan.

Long-Term Equity Incentives. Our stock option program is designed to attract, retain and reward talented employees and executives through long-term compensation that is directly linked to long-term performance. A significant number of our employees are in Germany and India, where stock options are not commonly awarded to non-executive employees, and we regard stock options as a competitive tool in our overall compensation program.

We grant equity incentives in the form of stock options to each of our executive officers, at the time of hiring, on an annual basis and from time to time as an incentive to achieve specific performance objectives. The exercise price of all options awarded is the closing price of our stock on the NASDAQ Stock Market on the date of grant. We believe stock options are an effective way to align executives’ interests with the interests of the Company’s stockholders because the stock options have value only to the extent that the price of the Company’s stock increases after the date of grant.

The number of stock options granted to newly hired executive officers is determined by the Compensation Committee, based on the Company’s historical practices and on the executive’s position. Initial options vest 1/4th after one year and then 1/48th per month for the next three years, such that they are fully vested after four years. Annual top-up grants are made based on the positive results of annual performance reviews and are generally in an amount ranging between 25% and 33% of the options received in the executive officer’s initial grant. Annual top-up grants vest at a rate of 1/48th per month over four years, commencing at the date of grant. If the executive officer terminates employment before the end of the vesting period, all unvested options are forfeited. As options are granted annually, some portion of an executive officer’s options vest each year, rewarding the executive for past service, while an often greater portion remains unvested, creating a long-term incentive to remain with the Company.

In April 2009, the Compensation Committee awarded annual top-up grants to Mr. Rohaly and Dr. Mueller of 18,000 shares and 8,000 shares, respectively. In light of the difficult economic environment facing the Company, Mr. Marx waived his right to a top-up stock option grant in fiscal 2009. Following the merger with Hirsch Electronics Corporation, in April 2009 the Compensation Committee awarded an initial grant of 40,000 shares to Lawrence W. Midland, who joined the Company as an Executive Vice President and President of the

Hirsch business unit. The Compensation Committee determined the amount to be granted to each executive officer based on his individual performance in past recent periods and in order to retain and motivate each executive in the future. Additionally, in February 2010 the Compensation Committee awarded 180,000 shares of Common Stock to Mr. Marx and 60,000 shares of Common Stock to Dr. Mueller for their efforts in successfully completing the acquisition of Bluehill ID. The shares are to come of out the 2010 Bonus and Incentive Plan, which is subject to stockholder approval as described below and in Proposal No. 4 of this Proxy Statement. 50 percent of the shares awarded to Mr. Marx and Dr. Mueller will be subject to a 24-month lock up.

2010 Bonus and Incentive Plan. As discussed in Proposal No. 4, our Board of Directors has adopted and we are asking our stockholders to approve the 2010 Bonus and Incentive Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of our stockholders and by providing participants with an incentive for outstanding performance. Additionally, the Plan is intended to provide us with flexibility to attract and retain key talent and provide incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

Benefits and Perquisites. Because we have a strong regional presence in Europe and the majority of our executives and key employees have been based in Europe, we follow the standard European practice of providing either a company car or a car allowance to our executive officers in Europe. We lease BMW cars or provide a comparable allowance for our executive officers.

Retirement Payments. On behalf of our executive officers in Europe, we make payments to a government-managed pension program, to government-managed or private health insurance programs, and in some cases for unemployment insurance, as mandated under the employment laws of various European countries, in particular Germany.

Severance Benefits

We have entered into employment agreements with each of our Named Executive Officers, other than Mr. Midland, that provide for certain severance benefits consistent with standard employment practice in Germany, which includes that notice of termination is required to be given by either the employer or the employee, and the employer is required to continue to compensate the employee for salary and eligible bonus amounts during this period. The length of the notice period varies from company to company. Our policy for executive officers generally is to require a notice period of three to six months, following a trial period of initial employment of three to six months. The length of individual notice and trial periods for each executive officer is stated in his employment contract. In lieu of continuing the employment relationship for six months, our employment agreements provide that we can cash out the employee who has given notice. Alternatively, we can require that the employee continue to work his or her six month notice period. This practice is included in the majority of our employment agreements with our executive officers. Additionally, under German labor practices, terminated employees also are eligible to continue to receive health and unemployment insurance coverage, pension contributions, car leasing expenses or car allowance, or other benefits provided during their employment, for the duration of the notice period. Further, under German labor practices, terminated employees may also be entitled to receive quarterly or annual bonus payments, the amount of which would be determined based on a variety of factors, including the employee’s length of service and perceived contributions to past or future company performance, as well as other factors. Actual bonus payments for which individual employees may become eligible are determined at or following termination, and cannot be projected.

In connection with the merger of the Company and Hirsch, Mr. Midland has entered into an employment agreement with Hirsch, which became effective on the effective date of the merger, April 30, 2009. The employment agreement provides for certain severance benefits upon a termination without cause or with good reason. The terms of this agreement are discussed below under “Termination / Change in Control Payments.”

In February 2009, we entered into a resignation agreement with Mr. Chhor and in September 2009 we entered into a termination agreement with Mr. Rohaly. The terms of both agreements are discussed below under “Termination / Change in Control Payments.”

SUMMARY OF EXECUTIVE COMPENSATION IN 2009

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer, Chief Financial Officer and the executive officers other than the CEO and CFO, based on total compensation earned during fiscal years 2009, 2008 and 2007, for their services with us in all capacities during the 2009, 2008 and 2007 fiscal years.

Name and Principal Position	Year	Salary		Bonus		Option Awards (5)(6)	Non-Equity Incentive Plan Compensation (7)		All Other Compensation		Total
Felix Marx	2009	$368,534	(1)	—		$—	—		$22,126	(14)	$390,660
Chief Executive Officer (26)(27)	2008	$363,607		$333,333	(3)	$162,866	—		$47,070	(15)	$906,876
	2007	$66,219		—		$81,078	$27,264	(8)	$8,469	(16)	$183,030

Stephan Rohaly	2009	$332,101		—		$24,568	—		$544,722	(17)	$901,391
Former Chief Financial Officer (26)(28)	2008	$354,659		—		$162,866	—		$30,682	(18)	$548,207
	2007	$313,065		$50,000	(4)	$83,116	$62,059	(9)	$34,385	(19)	$542,625

Lawrence W. Midland	2009	$166,667		—		$53,468	—		$3,444	(20)	$223,579
Executive Vice President and President, Hirsch (29)

Dr. Manfred Mueller	2009	$268,526	(2)	—		$10,919	—		$40,868	(21)	$320,313
Executive Vice President Strategic Sales and Business Development (26)	2008	$241,658		—		$28,520	$60,552	(10)	$37,311	(22)	$368,041
	2007	$202,211		$30,000	(4)	$54,273	$56,229	(11)	$33,283	(23)	$375,996

Eang Sour Chhor	2009	$119,076		—		$—	$47,863	(12)	$14,424	(24)	$181,363
Former Executive Vice President, Strategy, Marketing and Engineering (26)(30)	2008	$243,984		—		$60,520	$18,717	(13)	$37,753	(25)	$360,974

Salary

(1)	Reflects a pro-rated salary amount of €266,200, which includes a voluntary salary reduction of €2,300 per month for the second and third quarters of 2009, or €13,800, based on Mr. Marx’s annual base salary of €280,000.
(2)	Reflects a pro-rated salary amount of €194,000, which includes a voluntary salary reduction of €1,000 per month for the second and third quarters of 2009, or €6,000, based on Dr. Mueller’s annual base salary of €200,000.

Bonus

(3)	Reflects special performance bonus in recognition of Mr. Marx’s contributions to the Company and his performance in 2008, including his efforts to re-position the Company and to implement its growth strategy.
(4)	Reflects special performance bonuses based on expanded responsibilities during the period following the departure of our former CEO in July 2007 until the hiring of our current CEO in late October 2007.

Option Awards

(5)	The amounts in this column represent the aggregate grant date fair value of options calculated in accordance with financial accounting standards with respect to the fiscal year. Option grant date fair value figures are calculated using the Black-Scholes-Merton valuation model using the following assumptions: a dividend rate of zero, an interest rate for the expected life of the option at the date of grant, an expected option life of 4.00 years, and volatility based on historical averages at the date of grant. See Note 4 to the Consolidated Financial Statements for the period ended December 31, 2009 for more information about how we account for stock-based compensation.
(6)	Reflects both time-based initial or annual options as well as performance-based options to purchase shares of the Company’s stock granted under our 1997 Stock Option Plan, our 2000 Stock Option Plan and our 2007 Stock Option Plan, as discussed in Compensation Discussion and Analysis under “Compensation Elements: Long-Term Equity Incentives.”

Non-Equity Incentive Plan Compensation

(7)	Reflects cash bonus awards earned under the Company’s Executive Bonus Plan for the respective years shown, and in the case of Dr. Mueller, awards earned both under our Executive Bonus Plan for the respective years and our Sales Commission Plan.

(8)	Reflects a cash bonus of €18,581, or 10% of Mr. Marx’s annual base salary as prorated for his service from late October through the end of 2007, based on the achievement of operating profit in the fourth quarter of 2007, as determined under the Company’s 2007 Executive Bonus Plan.
(9)	Reflects quarterly bonus awards of €20,000 and €24,000, or 10% of Mr. Rohaly’s annual base salary for the first and fourth quarters of 2007, respectively, based on the achievement of operating profitability in those quarters, as determined under the Company’s 2007 Executive Bonus Plan.
(10)	Reflects quarterly cash awards totaling €41,032 for the four quarters of 2008 under the Company’s Sales Commission Plan.
(11)	Reflects a quarterly bonus award of €14,500, or 10% of Dr. Mueller’s annual base salary, based on the achievement of operating profitability in the first quarter of 2007 as determined under the Company’s 2007 Executive Bonus Plan. Also reflects quarterly cash awards totaling €26,133 for the second, third and fourth quarters of 2007, during which periods Dr. Mueller was eligible to receive cash awards under the Company’s Sales Commission Plan.
(12)	Reflects bonus payment of €36,000, or 10% of Mr. Chhor’s annual base salary for the first and second quarters of 2009, as specified in Mr. Chhor’s termination agreement.
(13)	Reflects guaranteed bonus payment of €12,000, or 10% of Mr. Chhor’s annual base salary, prorated for his February 1, 2008 start date, as specified in Mr. Chhor’s employment agreement.

All Other Compensation

(14)	Reflects payments totaling €15,827 made directly to Mr. Marx and on Mr. Marx’s behalf in 2009 for car leasing expenses.
(15)	Reflects payments of €7,750, and €24,887 made on Mr. Marx’s behalf in 2008 for a rental apartment near the Company’s offices in Germany, as Mr. Marx’s home is in Austria, and car leasing and insurance expenses, respectively.
(16)	Reflects payments of €1,761 and €4,180 made on Mr. Marx’s behalf in 2007 for travel between the Company’s offices in Germany and Mr. Marx’s home in Austria, and car leasing and insurance expenses, respectively.
(17)	Reflects a severance payment of €360,000 following Mr. Rohaly’s resignation from the Company in September 2009. Also reflects payments of €319 and €25,949 made on Mr. Rohaly’s behalf in 2009 for pension and employee saving contributions, and car leasing and insurance expenses, respectively.
(18)	Reflects payments of €319 and €20,559 made on Mr. Rohaly’s behalf in 2008 for pension and employee saving contributions, and car leasing and insurance expenses, respectively.
(19)	Reflects payments of €3,454, €1,803 and €20,156 made on Mr. Rohaly’s behalf in 2007 for pension and employee saving contributions, health and unemployment insurance, and car leasing expenses, respectively.
(20)	Reflects payments made on Mr. Midland’s behalf in 2009 for health insurance.
(21)	Reflects payments of €10,952 and €18,707 made on Dr. Mueller’s behalf in 2009 for pension and employee saving contributions and health and unemployment insurance, and car leasing and insurance expenses, respectively.
(22)	Reflects payments of €10,431 and €14,824 made on Dr. Mueller’s behalf in 2008 for pension and employee saving contributions and health and unemployment insurance, and car leasing and insurance expenses, respectively.
(23)	Reflects payments of €6,588, €3,967 and €13,945 made on Dr. Mueller’s behalf in 2007 for pension and employee saving contributions, health and unemployment insurance, and car leasing expenses, respectively.
(24)	Reflects payments made on Mr. Chhor’s behalf in 2009 of €5,502 for pension contributions and health and unemployment insurance, and €5,400 for travel between the Company’s offices in Germany and Mr. Chhor’s home in France.
(25)	Reflects payments of €10,078 made on Mr. Chhor’s behalf in 2008 for travel between the Company’s offices in Germany and Mr. Chhor’s home in France for February through July 2008 and living allowance August through December 2008; and payments made on Mr. Chhor’s behalf in 2008 of €9,859 and €5,400 for pension contributions and health and unemployment insurance, and car allowance, respectively.

Exchange Rate

(26)	Messrs. Marx, Rohaly, Mueller and Chhor are paid in local currency, which is the euro. Due to fluctuations in exchange rates during the year, amounts in U.S. dollars varied from month to month. Amounts shown in dollars under “Salary” and “All Other Compensation” above were derived using the average exchange rates for the quarter in which such amounts were earned and paid. Amounts shown in dollars under “Non-Equity Incentive Plan Compensation” were derived using exchange rates that correspond to the period in which award payments were made, generally the quarter after they were earned. Average exchange rates for the periods shown in the table above are as follows:

	2007	2008	2009	2010
First Quarter	€0.764 per dollar	€0.681 per dollar	€0.760 per dollar	€0.693 per dollar
Second Quarter	€0.745 per dollar	€0.641 per dollar	€0.752 per dollar
Third Quarter	€0.736 per dollar	€0.649 per dollar	€0.708 per dollar
Fourth Quarter	€0.701 per dollar	€0.745 per dollar	€0.677 per dollar

Other

(27)	Mr. Marx joined the Company in October 2007.
(28)	Mr. Rohaly resigned from the Company in September 2009, effective March 2010.
(29)	Mr. Midland joined the Company in April 2009.
(30)	Mr. Chhor joined the Company in February 2008 and resigned from the Company in February 2009, effective June 2009.

Grant of Plan-Based Awards in Fiscal 2009

The following table sets forth certain information with respect to the grant of plan-based awards under our quarterly and annual bonus programs and our stock option plans.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2) Target	All Other Option Awards; Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards (Per/Share)	Grant Date Fair Value of Stock and Option Awards (4)
Felix Marx	—	$320,161	—		—	—
Chief Executive Officer

Stephan Rohaly	4/28/2009	—	18,000	(5)	$2.42	$24,568
Former Chief Financial Officer	—	$274,424	—		—	—

Lawrence W. Midland	4/30/2009	—	40,000	(6)	$2.37	$53,468
Executive Vice President and President, Hirsch	—	$150,000	—		—	—

Dr. Manfred Mueller	4/28/2009	—	8,000	(5)	$2.42	$10,919
Executive Vice President, Strategic Sales and Business Development	—	$225,219	—		—	—

Eang Sour Chhor	—	$41,381	—		—	—
Former Executive Vice President, Strategy, Marketing and Engineering

(1)	Refers to the potential payouts for 2009 under the Company’s 2009 Plan, and in the case of Dr. Mueller, our Sales Commission Plan, as further discussed in Compensation Discussion and Analysis. “Target” amounts are calculated based on 100% achievement of both quarterly and annual targets. In the case of Messrs. Chhor and Midland, potential bonus amounts are prorated based on each executive’s length of employment with the Company during 2009. Actual bonus amounts paid to our executives for 2009 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	Amounts shown in dollars are converted from euros, in which currency our German-based executives are paid, and were derived using exchange rates that correspond to the period in which award payments would typically be made, which generally is the quarter after they were earned. Exchange rates used in this conversion are therefore: €0.752 per dollar for the second quarter of 2009, €0.708 per dollar for the third quarter of 2009, €0.677 per dollar for the fourth quarter of 2009 and €0.693 per dollar for the first quarter of 2010.
(3)	During 2009, we granted options to our executives under our 2007 Stock Option Plan. All options have an exercise price that is the closing price of the Company’s Common Stock on the NASDAQ Stock Market on the date of grant and expire seven years from the date of grant.
(4)	The grant date fair value of the options awards is calculated using the Black-Scholes-Merton valuation model using the following assumptions: a dividend rate of zero, an interest rate for the expected life of the option at the date of grant, an expected option life of 4.00 years, and volatility based on historical averages at the date of grant. See Note 4 to the Consolidated Financial Statements in for the period ended December 31, 2009 for more information about how we account for stock-based compensation.
(5)	Reflects annual options that vest 1/48th per month commencing on the date of grant.
(6)	Reflects initial options to purchase shares of our Common Stock, granted upon joining the Company. These options vest 25% one year from the date of grant and then vest 1/48th per month for 36 months.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding equity awards held by the Named Executive Officers at the end of 2009.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Felix Marx	10/22/2007	27,083	22,917	(1)	$2.98	10/22/2017
Chief Executive Officer	10/22/2007	5,416	4,584	(1)	$2.98	10/22/2014
	2/26/2008	0	100,000	(2)	$3.05	2/26/2015
	4/22/2008	8,250	11,550	(3)	$3.12	4/22/2015

Stephan Rohaly	3/14/2006	28,125	1,875	(1)	$3.21	3/14/2016
Chief Financial Officer	9/28/2006	50,000	0		$3.41	9/28/2016
	2/14/2007	20,000	0		$4.02	2/14/2017
	3/23/2007	0	19,800	(4)	$4.34	3/23/2017
	2/26/2008	0	100,000	(2)	$3.05	2/26/2015
	4/22/2008	8,250	11,550	(3)	$3.12	4/22/2015
	4/28/2009	3,000	15,000	(3)	$2.42	4/28/2016

Lawrence W. Midland	4/30/2009	0	40,000	(1)	$2.37	4/30/2016
Executive Vice President and President, Hirsch

Dr. Manfred Mueller	7/17/2001	20,000	0		$8.08	7/17/2011
Executive Vice President Strategic Sales and Business Development	4/16/2003	3,329	0		$3.31	4/16/2013
	4/16/2003	3,832	0		$3.31	4/16/2013
	9/16/2004	6,000	0		$2.78	9/16/2014
	9/16/2004	5,000	0		$2.78	9/16/2014
	7/27/2005	2,500	3,500	(4)	$3.08	7/27/2015
	2/02/2006	5,000	0		$3.23	2/02/2016
	7/05/2006	0	6,200	(4)	$3.03	7/05/2016
	9/28/2006	20,000	0		$3.41	9/28/2016
	2/14/2007	20,000	0		$4.02	2/14/2017
	3/23/2007	0	6,500	(4)	$4.34	3/23/2017
	4/22/2008	2,708	3,792	(3)	$3.12	4/22/2015
	4/22/2008	5,833	8,167	(3)	$3.12	4/22/2015
	4/28/2009	1,333	6,667	(3)	$2.42	4/28/2016

Eang Sour Chhor	—	—	—		—	—
Former Executive Vice President Strategy, Marketing and Engineering

(1)	Vests 25% after one year, then 1/48th vests monthly for 36 months.
(2)	Vests 100% three years from date of grant.
(3)	Vests 1/48th per month from date of grant.
(4)	Vests 1/12th per month over one year, commencing four years from date of grant.

Pension Benefits

We do not offer pension benefits and have, therefore, omitted the Pension Benefits table. As described in Compensation Discussion and Analysis, on behalf of our executives in Germany, we make payments to a government-managed pension program, to government-managed or private health insurance programs, and in some cases for unemployment insurance, as mandated under German employment law. These payments are detailed under the “All Other Compensation” column of the Summary Compensation Table. Any use of the term “pension” in the Compensation Discussion and Analysis or the related tables is a reference to the German government-managed pension program.

Termination / Change in Control Payments

The information below describes certain compensation that would have become payable under contractual arrangements assuming a termination of employment occurred on December 31, 2009, based upon the Named Executive Officers’ compensation and service levels as of such date.

We have entered into employment agreements containing severance provisions with each of our current and former executive officers. Below are the material terms of each agreement. None of our current or former executive officers included below are of retirement age and none of their respective agreements contain provisions for additional payments upon retirement. The Company does not offer our executive officers severance benefits in the case of death, disability or voluntary termination.

Following any termination, each of the agreements described below requires the Named Executive Officer to keep as secret all confidential information related to the Company, including, but not limited to, operational and business secrets.

Employment Agreements

Employment Agreement with Ayman S. Ashour

On December 1, 2009, Bluehill ID, through its wholly-owned subsidiary Bluehill ID Services AG, entered into an employment agreement with Ayman S. Ashour, under which Mr. Ashour will serve as Bluehill ID’s Chief Executive Officer and President of its board of directors. The agreement is effective for a three-year term, commencing December 1, 2009, and may be renewed on terms acceptable to both parties for an additional three years. Under the agreement, if Mr. Ashour is terminated without cause, he is entitled to receive (i) his base monthly compensation until the earlier to expire of 24 months from the date of termination or the then-current term of the agreement and (ii) bonus payments and benefits until the expiration of the current term. Mr. Ashour became our Executive Chairman of the Board on January 4, 2010 following the Company’s acquisition of Bluehill ID and was named Chief Executive Officer and Chairman of the Board on March 1, 2010.

Employment Agreement with Felix Marx

On July 31, 2007, through our wholly-owned subsidiary, SCM Microsystems GmbH, we entered into an employment agreement with Felix Marx, who became our Chief Executive Officer and Managing Director of SCM Microsystems GmbH, effective October 22, 2007. Either party may terminate the agreement with six months’ prior written notice.

On July 30, 2008, through SCM Microsystems, GmbH, we entered into a supplemental employment agreement with Mr. Marx that amends his employment agreement and modifies certain provisions regarding severance, notice periods and non-competition. Under the supplementary employment agreement, if Mr. Marx is given ordinary notice of termination by the Company without Mr. Marx having given prior notice of termination or having caused the Company to give such notice as a result of severe and avoidable misconduct, then Mr. Marx will be eligible to receive a one-time severance payment equal to 12 months of his then-current monthly salary and a bonus payment under the Company’s Executive Bonus Plan equal to 40% of his then-current annual salary.

The supplementary employment agreement further provides that either Mr. Marx or the Company may terminate Mr. Marx’s employment agreement by providing 12 months’ written notice. In the event of termination by the Company, Mr. Marx may be required to continue to perform his responsibilities for the Company only for a period of up to three months, excluding unused holiday hours, after which he will be released from his employment. Any remainder of the 12-month notice period following release from employment (from nine to 12 months) is the release period, during which Mr. Marx would continue to receive his then-current monthly salary and a fixed bonus payment under the Company’s Executive Bonus Plan equal to 40% of his then current annual salary. Such remuneration during the release period would be in addition to the one-time severance payment described above. In the event of notice of termination by Mr. Marx, he may be required to continue to perform his responsibilities for the Company for up to the entire 12-month notice period, during which time he would continue to receive regular salary payments and remain eligible for bonus payments under the Company’s Executive Bonus Plan, and thereafter would not be eligible for any further remuneration or the severance payments described above.

Additionally, following any ordinary notice of termination given by the Company to Mr. Marx, during the release period Mr. Marx would continue to be prohibited from engaging in any other employment, occupation, consulting or other business activity competitive with or related to the current or future business of the Company. He would also be prohibited from acquiring, obtaining an equity interest in or otherwise supporting any enterprise which engages in business activity competitive with or related to the current or future business of the Company.

If Mr. Marx had been terminated by the Company for any reason other than for severe and avoidable misconduct, as of December 31, 2009, under his employment agreement, he would have been entitled to receive a severance payment of €280,000, a release period payment of €280,000, a bonus payment of €112,000, and other compensation of €15,827 related to apartment rental and car leasing and insurance expenses, or approximately $1,025,077, based on the average exchange rate for December 2009 of one dollar being equal to 0.671 euros. Additionally, under German labor practices, Mr. Marx might also have been entitled to receive quarterly or annual bonus payments, the amount of which would be determined based on a variety of factors, including his length of service and perceived contributions to past or future Company performance.

Following any termination, under his employment agreement, Mr. Marx is subject to a two-year non-solicitation provision.

On March 1, 2010, the Company and SCM Microsystems GmbH into a termination agreement with Mr. Marx that terminated his previous employment agreements, and under which Mr. Marx resigned from his position as Chief Executive Officer and was paid a one-time break-up fee of €80,000, or approximately $108,947. Concurrent with the termination agreement, we entered into a new employment agreement with Mr. Marx, under which he will serve as Chief Operating Officer of the Company, responsible for the major operating businesses units of the Company and participation in the Company’s merger and acquisition strategy. The term of Mr. Marx’s new employment agreement is 24 months, beginning March 1, 2010, and the agreement is renewable for an additional 24 months at the consent of both parties. Either Mr. Marx or the Company may terminate the new employment agreement at any time without cause by giving the other party 12 months’ prior written notice. From the time of such notice to the end of the 12-month notice period, Mr. Marx would continue to receive his then-current fixed salary and any bonus payments.

Following any termination, under his new employment agreement, Mr. Marx is subject to a 12-month non-solicitation provision.

Termination Agreement with Stephan Rohaly

On September 30, 2009, through our wholly-owned subsidiary, SCM Microsystems GmbH, we entered into a termination agreement with Stephan Rohaly, our former Vice President Finance and Chief Financial Officer.

Under the terms of his termination agreement, Mr. Rohaly resigned from his positions with the Company effective September 30, 2009 and will terminate his employment with the Company effective March 31, 2010 (the “Termination Date”). In accordance with his termination agreement, Mr. Rohaly was awarded a lump-sum severance payment in the amount of €360,000, payable on the Termination Date. Further, Mr. Rohaly is entitled to continue to receive regular salary payments through the Termination Date, based on his annual base salary of €240,000. Under German labor practices, Mr. Rohaly is also entitled to receive compensation through the Termination Date related to pension contributions and health and unemployment insurance. Additionally, through the Termination Date, Mr. Rohaly will continue to make himself available to the Company to respond to questions that may arise and he will be bound by a non-compete obligation with regard to any and all competitive activities through October 31, 2010.

Employment Agreement with Melvin Denton-Thompson

On April 29, 2008, Bluehill ID, through its wholly-owned subsidiary Bluehill Micro Tech GmbH, entered into an agreement with Missions-Cadres SARL to secure the services Mr. Denton-Thompson as Bluehill ID’s Chief Operating Officer and Chief Financial Officer. The agreement is effective for a three-year term, commencing May 1, 2008, and is renewable at the option of Bluehill ID for an additional 36 months. The agreement may be terminated by either party with or without cause upon six months’ notice. Mr. Denton-Thompson became our Chief Financial Officer on January 19, 2010, following the Company’s acquisition of Bluehill ID.

Employment Agreement with Lawrence W. Midland

On December 10, 2008, through Hirsch, Lawrence W. Midland entered into an employment agreement that became effective upon the completion of the merger of the Company and Hirsch on April 30, 2009. Hirsch may terminate the agreement and Mr. Midland’s employment upon at least three months’ prior written notice. If Mr. Midland’s employment is terminated by Hirsch without cause, Mr. Midland shall be entitled to receive, in addition to any accrued benefit rights and subject to execution of a standard release of claims in favor of Hirsch, a payment equal to six months of current base salary, or if Mr. Midland terminates employment for good reason, Mr. Midland shall be entitled to receive, in addition to any accrued benefit rights and subject to execution of a standard release of claims in favor of Hirsch, a payment equal to three months of current base salary.

If Mr. Midland had been terminated by Hirsch for any reason other than severe and avoidable misconduct as of December 31, 2009, he would have been entitled to receive a severance payment of $125,000 and payment for any accrued benefits. If Mr. Midland had terminated his employment with Hirsch for good reason as of December 31, 2009, he would have been entitled to receive a severance payment of $62,500 and payment for any accrued benefits.

Employment Agreement with Dr. Manfred Mueller

On June 8, 2006, through our wholly-owned subsidiary, SCM Microsystems GmbH, we entered into an amended employment agreement with Manfred Mueller, currently our Executive Vice President, Strategic Sales and Business Development and CEO of the SCM Microsystems business. Either Dr. Mueller or the Company may terminate the agreement and Dr. Mueller’s employment with the Company upon at least six months’ prior written notice. Additionally, should Dr. Mueller be terminated without having caused the Company to give such notice as a result of severe and avoidable misconduct, he is also entitled to receive a severance payment at the time of termination equal to 12 months of his then-current base salary and target bonus of 40% of his then-current annual base salary, payable in a lump sum by SCM Microsystems GmbH.

If Dr. Mueller had been terminated by the Company for any reason other than severe and avoidable misconduct as of December 31, 2000, he would have been entitled to receive a release period payment of €100,000, a severance payment of €200,000, a bonus payment of €80,000, and other compensation of €14,830 related to pension and employee saving contributions, health and unemployment insurance and car leasing expenses, or approximately $588,420. Figures in dollars are based on the average exchange rate for December 2009 of one dollar being equal to 0.671 euros.

On February 28, 2010, the Company and SCM Microsystems GmbH into a termination agreement with Dr. Mueller that terminated his previous employment agreements, and under which Dr. Mueller was paid a one-time break-up fee of €50,000, or approximately $68,092. Concurrent with the termination agreement, we entered into a new employment agreement with Dr, Mueller, under which he will continue to serve as an Executive Vice President of the Company and Chief Executive Officer of the SCM Microsystems business unit. The term of Dr. Mueller’s new employment agreement is 24 months, beginning March 1, 2010, and the agreement is renewable for an additional 24 months at the consent of both parties. Either Dr. Mueller or the Company may terminate the new employment agreement at any time without cause by giving the other party 12 months’ prior written notice. From the time of such notice to the end of the 12-month notice period, Dr. Mueller would continue to receive his then-current fixed salary and any bonus payments.

Following any termination, under his new employment agreement, Dr. Mueller is subject to a 12-month non-solicitation provision.

Employment Agreement with John S. Rogers

On January 5, 2009, Bluehill ID AG entered into an employment agreement with John S. Rogers, under which Mr. Rogers will serve as Bluehill ID’s Chief Integration Officer and an Executive Vice President of Bluehill ID. The Agreement continues for an indefinite term, and may be terminated by either party with six months written notice. Additionally, following any termination, Mr. Rogers is subject to a two-year non-solicitation provision. Mr. Rogers became our Executive Vice President for Transition Management and Acquisition Integration on January 19, 2010 following the Company’s acquisition of Bluehill ID.

Employment Agreement with Joseph Tassone

On February 22, 2010, we entered into an employment agreement with Joseph Tassone, who became our Executive Vice President for Technology and Product Management on January 19, 2010 following the Company’s acquisition of Bluehill ID. The agreement may be terminated by the Company at any time without cause with six months prior written notice, during which notice period Mr. Tassone is entitled to receive his monthly fixed salary and any bonus payments. Additionally, following any termination, Mr. Tassone is subject to a three-year non-solicitation provision.

Termination Agreement with Eang Sour Chhor

On February 5, 2009, through our wholly-owned subsidiary, SCM Microsystems GmbH, we entered into termination agreement with Eang Sour Chhor, who resigned from his position as Executive Vice President, Strategy, Marketing and Engineering on February 6, 2009, effective June 30, 2009. In accordance with the terms of his termination agreement, he received a release period payment of €45,000 (which is included under Salary in the Summary Compensation Table above); a bonus payment amounting to 10% of his annual base salary for each of the first and second quarters of 2009, or €36,000; and other compensation of €10,903 related to living allowance, pension contributions, and health and unemployment insurance.

Compensation Committee Interlocks and Insider Participation

During 2009, Messrs. Hultzsch, Koepf, Liebler, Morgan and Turner served on the Compensation Committee. Dr. Hultzsch served as Chairman of the Compensation Committee from April 2007 until his resignation from the Board of Directors and the committee in April 2009. In June 2009, Mr. Morgan joined the Compensation Committee and Mr. Liebler was named Chairman of the committee. In December 2009, Mr. Koepf resigned from the Board of Directors and the Compensation Committee. In February 2010, Mr. Morgan resigned from the Board of Directors and the Compensation Committee. Currently, the

Compensation Committee consists of Messrs. Liebler and Turner, and Mr. Liebler serves as Chairman. The Board of Directors has determined that each member of the Compensation Committee during 2009 was independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards.

Mr. Humphreys was formerly an executive officer of the Company, serving as our President and Chairman of the Board from July 1996 until December 1996 and as our President and Chief Executive Officer from December 1996 until April 2000.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis contained in this Proxy Statement on Schedule 14A. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of the Directors of the Company that the Compensation Discussion and Analysis be included for filing with the SEC in this Proxy Statement on Schedule 14A for the fiscal year ended December 31, 2009, and the Board of Directors has approved such inclusion.

Compensation Committee Hans Liebler, Chairman Steven Humphreys Daniel Wenzel April 30, 2010

[2]

The Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2009 about our Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including our 1997 Stock Plan, Director Plan, 1997 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”) and 2007 Stock Option Plan. Each of the 1997 Stock Plan, Director Plan and Employee Stock Purchase Plan expired in March 2007 and no additional awards will be granted under such plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders (1)	1,873,970	$4.8806	2,240,201
Equity compensation plans not approved by security holders (2)	463,283	$3.3248	247,173
Total (3)	2,337,253	$4.5722	2,487,374

(1)	Equity plans approved by stockholders consist of the 2007 Stock Option Plan, the 1997 Stock Plan, the Director Plan and the Employee Stock Purchase Plan.
(2)	Equity plans not approved by stockholders consist of the Nonstatutory Plan.
(3)	Does not include options to purchase an aggregate of 8,018 shares of Common Stock awarded under Dazzle Multimedia plans prior to our acquisition of Dazzle Multimedia in 2000. These options have a weighted average exercise price of $4.368 and were granted under plans assumed in connection with transactions under which no additional options may be granted.

Material Features of Plans Not Approved by Stockholders

Under the Nonstatutory Plan, non-qualified stock options may be granted to our employees, including officers, and to non-employee consultants. The plan’s administrators, as delegated by our Board of Directors, may set the terms for each option grant made under the plan, including the rate of vesting, allowable exercise dates and the option term of such options granted. The exercise price of a stock option under the Nonstatutory Plan shall be equal to the fair market value of our Common Stock on the date of grant. While our Board of Directors or its appointed committee may, at its discretion, reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted, no such action has ever been taken by our Board of Directors. 750,000 shares are reserved for issuance under the Nonstatutory Plan, and options for 1,221,736 shares have been granted under the plan to date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

The Audit Committee of our Board of Directors, among its other duties and responsibilities, reviews and monitors all related party transactions and in November 2008 adopted changes to our “Related Party Transaction Policies and Procedures” (the “Policy”). Under the Policy, our Board of Directors is required to review and approve the material terms of all “Interested Transactions” involving a related party (including directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members), subject to certain exceptions. An “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 per year or $30,000 in any quarter, (2) the Company is a participant and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). In determining whether to approve or ratify an Interested Transaction, our Board of Directors is required to take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Exceptions to the Policy include Interested Transactions for which standing pre-approval has been authorized, such as the hiring of executive officers and the payment of compensation to directors, where such compensation is required to be disclosed in the Company’s annual, quarterly or current filings; transactions involving competitive bids; and regulated transactions, such as for the rendering of regulated services, for example with a public utility. At least annually, a summary of new transactions covered by the standing pre-approvals described above is provided to the Audit Committee for its review.

To ensure the Policy is being followed, we require each of our non-employee directors and each of our executive officers to provide and update information about related party relationships and related party transactions on a quarterly and annual basis. This information is reviewed by our Corporate Accounting personnel, which also reviews our sales and purchasing transactions on an ongoing basis to identify any transactions with known related parties.

Our Related Party Transaction Policy is in writing and has been communicated by management to our employees.

Related Party Transactions

In 2009 there were no related party transactions under the relevant standards.

OTHER MATTERS

We do not intend to bring any matters before the Annual Meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

By Order of the Board of Directors of SCM Microsystems, Inc. d/b/a Identive Group

Melvin Denton-Thompson Secretary

Ismaning, Germany

May [    ], 2010

Annex A

SCM MICROSYSTEMS 2010 NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

SUPPLEMENTAL MATERIALS

Annex A

CERTIFICATE OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SCM MICROSYSTEMS, INC.

SCM Microsystems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the corporation is SCM Microsystems, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 13, 1996, amended and restated on December 20, 1996, amended and restated March 24, 1997, amended and restated April 9, 1997, amended and restated October 10, 1997, amended and restated on October 29, 2009, and amended on November 9, 2009.

SECOND: That the Board of Directors of the Corporation adopted a resolution pursuant to Section 141(f) of the General Corporation Law, proposing and declaring advisable the amendment to the Fourth Amended and Restated Certificate of Incorporation and directed that said amendment be submitted for the consideration of the Corporation’s stockholders at the next annual meeting thereof. The proposed amendment is as follows:

The first paragraph of Article IV of the Fourth Amended and Restated Certificate of Incorporation, as amended to date, is hereby deleted and the following is substituted in lieu thereof:

“The Corporation is authorized to issue two classes of shares, designated ‘Preferred Stock’ and ‘Common Stock.’ The total number of shares which the Corporation shall have authority to issue is 120,000,000 of which 110,000,000 shares shall be Common Stock at $.001 par value and 10,000,000 shares shall be Preferred Stock at $.001 par value.”

THIRD: That thereafter, at the annual meeting of stockholders of the Corporation duly held on June 16, 2010, upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required were voted in favor of the amendment.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That this Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation shall be effective on the date of filing with the Secretary of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this [    ] day of [            ], 2010 and affirms the statements contained herein as true under penalty of perjury.

Name:
Title:

A-1

Annex B

CERTIFICATE OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SCM MICROSYSTEMS, INC.

SCM Microsystems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the corporation is SCM Microsystems, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 13, 1996, amended and restated on December 20, 1996, amended and restated March 24, 1997, amended and restated April 9, 1997, amended and restated October 10, 1997, amended and restated on October 29, 2009, and amended on November 9, 2009.

SECOND: That the Board of Directors of the Corporation adopted a resolution pursuant to Section 141(f) of the General Corporation Law, proposing and declaring advisable the amendment to the Fourth Amended and Restated Certificate of Incorporation and directed that said amendment be submitted for the consideration of the Corporation’s stockholders at the next annual meeting thereof. The proposed amendment is as follows:

The text in Article I of the Fourth Amended and Restated Certificate of Incorporation, as amended to date, is hereby deleted and the following is substituted in lieu thereof:

“The name of this corporation is Identive Group, Inc. (hereinafter sometimes referred to as the “Corporation”).

THIRD: That thereafter, at the annual meeting of stockholders of the Corporation duly held on June 16, 2010, upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required were voted in favor of the amendment.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That this Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation shall be effective on the date of filing with the Secretary of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this [    ] day of [            ], 2010 and affirms the statements contained herein as true under penalty of perjury.

Name:
Title:

B-1

Annex C

IDENTIVE GROUP, INC.

2010 BONUS AND INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of this 2010 Bonus and Incentive Plan (the “Plan”) of SCM Microsystems Inc., dba Identive Group (the “Company”), is to attract and retain key talent and provide incentives that promote short and long-term financial growth and stability to continuously enhance shareholder value.

SECTION 2. ELIGIBLE INDIVIDUALS

Each executive officer and other key employees of the Company and its subsidiaries, and each member of the Company’s Board of Directors (the “Board”), in each case, as designated from time to time by the Compensation Committee (the “Committee”) of the Board (collectively the “Eligible Individuals”) will be eligible to be a participant under the Plan and to receive an incentive payment hereunder.

SECTION 3. PLAN ADMINISTRATOR

(a) The Plan will be administered by the Committee. Subject to the limitations imposed under applicable law, the Committee will have the sole discretion and authority to administer and interpret the Plan.

(b) Without limiting the foregoing, and subject to the express provisions and limitations set forth in the Plan, the Committee will be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan, including, without limitation, the following:

(i) to prescribe, amend, and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(ii) to determine which employees and/or directors of the Company and its subsidiaries are Eligible Individuals and are eligible to be paid incentives under the Plan for any Performance Period and to which of such individuals, if any, incentive payments hereunder are actually paid;

(iii) to establish the Performance Criteria applicable to the payment of incentives under the Plan;

(iv) to verify the extent to which the Company and/or the participant under the Plan have achieved any Performance Criteria or other conditions applicable to the payment of incentives under the Plan;

(v) to determine the terms and conditions of, and authorize the officers of the Company to enter into, incentive award agreements with Eligible Individuals selected to be a participant under the Plan and to receive an incentive payment hereunder;

(vi) to interpret and construe the Plan, any rules and regulations under the Plan, and the terms and conditions of any incentive opportunities provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) All decisions, determinations and interpretations by the Committee regarding the Plan will be final and binding on all Eligible Individuals who are participants under the Plan. The Committee will consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer (including the Chief Executive Officer of the Company), business unit manager or employee of the Company and such attorneys, consultants and accountants as it may select. An Eligible Individual or other person claiming any benefits under the Plan may contest a decision or action by the Committee with respect to such person or an actual or potential incentive under the Plan only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action will be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

(d) The Committee may delegate to officers or managers of the Company or a committee thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions, as the committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16(b)-3(b)(1) for incentive awards granted to Participants subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company and will not cause incentive awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify.

SECTION 4. INCENTIVE AWARDS

(a) Incentive Formula. Not later than the ninetieth (90th) day of the applicable Performance Period (as defined below), or in the case of the performance period that is the 2010 calendar year, not later than April 30, 2010, the Committee may establish, in writing, the incentive program under the Plan for the Performance Period by determining the Eligible Individuals who will be eligible to participate in the Plan for such Performance Period, the incentive award opportunity payable to each Eligible Individual selected to receive an incentive with respect to the Performance Period, which amount shall be based on one or more Performance Criteria (as defined below) and/or the level of achievement with respect thereto. For purposes of the Plan, the term “Performance Period” means the twelve (12) consecutive month (or longer) period as the Committee may determine with respect to which incentives are awarded under this Plan. For purposes of the Plan, the term “Performance Criteria” means any one or more of the following performance criteria: (i) total stockholder return, (ii) economic value added, (iii) return on capital employed, (iv) revenues, (v) sales, (vi) net income, (vii) operating income, (viii) EBITDA, (ix) EBITDA margin, (x) profit margin, (xi) earnings per share, including without limitation in comparison to selected indexes and comparable companies, (xii) return on equity, (xiii) cash flow, (xiv) operating margin, (xv) net worth, (xvi) stock price, or (xvii) in the case of any incentive award, other than an incentive award to a Covered Employee that is subject to Section 4(b) hereof, any other criteria that may be determined as appropriate by the Committee from time to time, in each case, either individually, alternatively or in any combination, applied to either the Company and its subsidiaries as a whole or to a business unit or affiliate, either individually, alternatively or in any combination, and measured over the applicable Performance Period on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group as specified by the Committee. Except as otherwise provided in Section 4(b)(iv) hereof, the achievement of any Performance Criteria may be adjusted, to the extent determined by the Committee, to: (i) take into account (including without limitation to include the operating results or exclude the dilutive effects of) acquisitions, dispositions or joint ventures and changes in the capital stock of the Company; (ii) assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (iii) exclude restructuring and/or other nonrecurring charges; (iv) exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (v) exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; (vi) exclude any other unusual, non-recurring gain or loss or other extraordinary item, (vii) exclude the impact of any extraordinary or force majeure events or circumstances and (viii) take into account any such other event or circumstance to the extent determined appropriate by the Committee from time to time.

(b) Unless otherwise specified by the Committee, this Section 4(b) shall be applicable to any incentive award under the Plan granted to any Eligible Individual who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a Covered Employee. For these purposes, a “Covered Employee means an Eligible Individual who, as of the end the taxable year, either is the principal executive officer of the Company or serving as the acting principal executive officer of the Company, and each other individual whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code. In the case of any incentive award that is subject to this Section 4(b):

(i) if the award is denominated in Shares, as defined in Section 6(a) hereof, the maximum amount earned by any Covered Employee for any Performance Period shall be 1,000,000 Shares for any 12-month Performance Period and 1,000,000 Shares multiplied by the number of full 12-month periods that are in the Performance Period, if the Performance Period is for more than 12 months, in each case, subject to adjustment as provided in Section 6(c) hereof;

(ii) if the award is denominated in cash or value other than Shares, the maximum amount earned by any Covered Employee for any Performance Period shall be $3,000,000 for any 12-month Performance Period and $3,000,000 multiplied by the number of full 12 month periods that are in the Performance Period, if the Performance Period is for more than 12 months;

(iii) the Committee shall have the power to impose such other restrictions on any award subject to this Section 4(b) as it may deem necessary or appropriate to ensure that such award satisfies all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provisions thereto; and

(iv) the Committee may, at the time an incentive award is granted, provide that any or all of the adjustments specified in the last sentence of Section 4(a) hereof, shall be made in determining the extent to which the Performance Criteria have been achieved for any Performance Period, but shall not make any adjustments not so specified at the time the incentive award is granted, to the extent they would preclude the incentive award from qualifying as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(c) Certification. As soon as reasonably practicable following the conclusion of each Performance Period and prior to the payment of any incentive under the Plan with respect to such Performance Period, the Committee will certify, in writing, the extent, if any, of the achievement of the Performance Criteria for the applicable Performance Period, and (i) the potential maximum incentive that each participant under the Plan is eligible for under subsection 4(a) with respect to the Performance Period, and (ii) the actual incentive, if different, that the Committee has determined shall be paid to the participant in accordance with Section 4(d) hereof. No incentive payment will be paid under the Plan unless and until the Committee makes a certification in writing as described in this subsection 4(c).

(d) Committee Discretion to Modify Incentive Payment. The Committee retains sole and absolute discretion to modify the amount of or completely eliminate any incentive otherwise payable to a participant under the Plan for any reason. In determining the amount of any modified incentive, the Committee reserves the right to apply such factors as it deems relevant, including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective, to determine a revised incentive amount. Notwithstanding the foregoing, the Committee may not exercise discretion to increase any incentive award payable to a Covered Employee that is subject to Section 4(b) hereof if and to the extent that any such increase would cause the award to not qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code.

SECTION 5. PAYMENT OF INCENTIVE

(a) An incentive awarded under the Plan for a Performance Period may be paid in cash and/or in the form of nonqualified stock options, restricted stock or deferred stock awards (each an “Equity Award”) at such times and on such terms and conditions and in such proportions as the Committee may determine. Unless otherwise determined by the Committee, if and to the extent that any incentive award under the Plan is payable in the form of a nonqualified stock option, that option shall be granted pursuant to, and shall be subject to the terms and conditions of, the Company’s 2007 Stock Option Plan, as amended and restated from time to time, or of any other equity plan (other than this Plan) maintained by the Company pursuant to which the Company may grant non qualified stock options (each a “Stock Option Plan”), and not under this Plan, and any option that is so granted pursuant to the Stock Option Plan shall not count against or otherwise reduce the number of Shares issuable under this Plan pursuant to Section 6 hereof.

(b) Unless and only to the extent otherwise determined by the Committee, no incentive will be earned for a given Performance Period unless the participant under the Plan is an employee or director of the Company or its subsidiaries at the time such incentive is paid or as otherwise determined by the Committee. The Committee may make exceptions to this requirement on a case-by-case basis.

(c) Payments under the Plan are intended to qualify for the short-term deferral exception under Section 409A of the Code. As such, if the Committee waives the requirement that a participant under the Plan must be employed on the date the incentive is to be paid, payout of incentives under the Plan shall occur no later than the fifteenth (15th) day of the third (3rd) month following the later of (i) the end of the Performance Period with respect to which such incentive is earned, or (ii) the end of the calendar year that contains the last day of the Performance Period with respect to which such incentive is earned.

SECTION 6. SHARES SUBJECT TO THE PLAN AND TO INCENTIVE AWARDS

(a) The aggregate number of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable in respect of Equity Awards granted under this Plan shall not exceed 3,000,000. The Shares issued pursuant to Equity Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) For purposes of Section 6(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Equity Award granted in payment of any incentive hereunder. The aggregate number of Shares available for awards under this Plan at any time shall not be reduced by (i) Shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Equity Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Equity Award, or (iii) Shares subject to Equity Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Equity Award shall be available for Equity Awards under this Plan.

(c) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Section 6(a), and the award limits under Section 4(b)(i), shall be increased or decreased proportionately, and the Shares then subject to each Equity Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Section 6(a), and the award limits under Section 4(b)(i), shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Equity Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each

Equity Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Equity Award. Action by the Committee pursuant to this Section 6(c) may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Equity Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Equity Awards; (iii) the purchase price or exercise price of a Share under any outstanding Equity Award or the measure to be used to determine the amount of the benefit payable on an Equity Award; and (iv) any other adjustments the Committee determines to be equitable. No right to purchase fractional shares shall result from any adjustment in Equity Awards pursuant to this Section 6(c). In case of any such adjustment, the Shares subject to the Equity Award shall be rounded down to the nearest whole share. The Company shall notify participants holding Equity Awards subject to any adjustments pursuant to this Section 6(c) of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

SECTION 7. CHANGE IN CONTROL

(a) Unless the Committee specifies otherwise at any time prior to a Change in Control, upon the occurrence of the Change in Control all outstanding Performance Periods shall terminate and participants in the Plan with respect to such Performance Periods shall be entitled to a pro-rated incentive payment based on actual performance through date of the Change in Control and the number of days in the Performance Period that elapsed prior to the termination thereof, as determined by the Committee and subject to the discretion and authority of the Committee to modify, eliminate or adjust any incentive otherwise payable to a participant under the Plan for any reason as set forth herein.

(b) In addition, unless the Committee specifies otherwise at any time prior to a Change in Control, upon the occurrence of a Change in Control, each outstanding Equity Award shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation (as determined by the Committee). In the event that the successor corporation refuses to assume or substitute for the Equity Award, the holder thereof shall be deemed fully vested in such Equity Award as of immediately prior to the consummation of the Change in Control. If an Equity Award becomes fully vested in lieu of assumption or substitution, the Committee shall notify the holder thereof that the Equity Award shall be fully vested and exercisable (if applicable) for a period of fifteen (15) days from the date of such notice, and the Equity Award shall terminate upon the expiration of such period.

(c) For purposes of this Plan, the term “Change in Control” means the consummation of the first to occur of:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii) Individuals who, as of the date the Plan was original approved by the Board, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company, in each case, unless following the consummation thereof all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, at least 50% of, respectively, the then Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

SECTION 8. AMENDMENT AND TERMINATION

The Company reserves the right to amend or terminate the Plan or any outstanding Performance Period at any time with respect to future services of or incentive awards to Eligible Individuals. In the event a Performance Period is terminated prior to the scheduled end date thereof, participants in the Plan with respect to such Performance Period shall be entitled to a pro-rated incentive payment based on actual performance through date of termination and the number of days in the Performance Period that elapsed prior to the termination thereof, as determined by the Committee and subject to the discretion and authority of the Committee to modify, eliminate or adjust any incentive otherwise payable to a participant under the Plan for any reason as set forth herein. Plan amendments may be adopted by the Committee, and will require stockholder approval only to the extent required to by applicable law.

SECTION 9. TAX WITHHOLDING

The Company will have the right to make all cash payments or distributions pursuant to the Plan to a participant, net of any applicable taxes required to be paid or withheld. In addition, to the extent required by applicable federal, state, local or foreign law, a Plan participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an option exercise or the vesting of or settlement of an Equity Award. To the extent a Plan participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Plan participant must notify the Company in writing of such election. The Company and its subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Committee may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to the Plan participant upon exercise or the vesting or settlement of an Equity Award, or by tendering Shares previously acquired.

SECTION 10. EFFECTIVE DATE AND STOCKHOLDER APPROVAL

This Plan was adopted by the Board and is effective as of January 1, 2010 (the “Effective Date”), subject to approval by the Company’s stockholders. No incentives will be paid under the Plan unless such stockholder approval has been obtained. The Plan may be terminated by the Board or the Committee at any time.

SECTION 11. NON-ASSIGNABILITY

Unless the Committee expressly states otherwise, no participant in the Plan may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any incentive opportunity or amounts determined by the Committee to be payable under the Plan, until such amounts (if any) are actually paid.

SECTION 12. NON-EXCLUSIVITY OF PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

SECTION 13. NO RIGHT TO CONTINUED EMPLOYMENT

Neither the Plan, selection of a person as an Eligible Individual eligible to be paid incentives under the Plan, nor the payment of any incentive to any participant under the Plan, nor any action by the Company or the Committee, will be held or construed to confer upon any person any right to be continued in the employ of the Company or its subsidiaries. Subject to applicable law, the Company expressly reserves the right to discharge any participant whenever in the sole discretion of the Company its interest may so require.

SECTION 14. NO VESTED INTEREST OR RIGHT

At no time before the actual payout of an incentive to any participant under the Plan will any participant accrue any vested interest or right whatsoever under the Plan, and the Company has no obligation to treat participants identically under the Plan.

SCM MICROSYSTEMS, INC.

d/b/a/ IDENTIVE GROUP

PROXY FOR

2010 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-

PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions.

Use the Company Number and Account Number shown on your proxy card.

The undersigned stockholder of SCM MICROSYSTEMS, INC. d/b/a IDENTIVE GROUP, a Delaware corporation, hereby acknowledges receipt of the Notice of 2010 Annual Meeting of Stockholders and Proxy Statement, each dated May [ ], 2010, and hereby appoints each of Ayman S. Ashour and Melvin Denton-Thompson as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders to be held at the offices of Greenberg Traurig LLP, One International Place, Boston, Massachusetts 02110 on June 16, 2010 at 10:00 a.m. local time, and any adjournment(s) and postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote thereat if then and there personally present, on the matters in the manner set forth on the reverse side:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

[SEE REVERSE SIDE]

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement and proxy card

are available at www.scmmicro.com and www.identive-group.com

Annual Meeting of Stockholders of

SCM Microsystems, Inc.

d/b/a Identive Group

June 16, 2010

Please sign, date and mail

your proxy card in the envelope provided

as soon as possible.

The Board of Directors recommends a vote “FOR” Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4 and “FOR” Proposal 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

Proposal 1 – Election of Directors

The Board of Directors recommends a vote “FOR” the election of the Nominee listed below.

	For	Withhold

01 – Felix Marx	☐	☐

Proposal 2 – To Increase the Authorized Shares of Common Stock

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain

To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, that would increase the number of authorized shares of Common Stock from 60,000,000 to 110,000,000 shares.	☐	☐	☐

Proposal 3 – To Change the Name of the Company to “Identive Group, Inc.”

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain

To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, that would change the name of the Company from “SCM Microsystems, Inc.” to “Identive Group, Inc.”	☐	☐	☐

Proposal 4 – To Approve the 2010 Bonus and Incentive Plan

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain

To approve the Company’s 2010 Bonus and Incentive Plan	☐	☐	☐

Proposal 5 – Ratification of Independent Registered Public Accountants

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain

To ratify the appointment of Deloitte & Touche GmbH as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1, 2, 3, 4 AND 5.

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the annual meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

SIGNATURE(S)                                                               DATE

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annual Meeting of Stockholders of

SCM Microsystems, Inc.

d/b/a Identive Group

June 16, 2010

PROXY VOTING INSTRUCTIONS

INTERNET- Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

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VOTE YOUR PROXY OVER

THE INTERNET OR BY TELEPHONE!

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OPTION 1: VOTE OVER THE INTERNET

1.	Read the accompanying Proxy Statement.

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3.	Point your browser to http://www.proxyvote.com.

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OPTION 2: VOTE BY TELEPHONE

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